Allen & Overy Bratislava, s.r.o. 0040772-0000056 EUO3: 2014957547.5 SUPPLEMENTAL AGREEMENT NO. 11 DATED 3 MAY 2024 BETWEEN U. S. STEEL KOŠICE, S.R.O. as the Company AND ING BANK N.V., POBOČKA ZAHRANIČNEJ BANKY as Lender relating to the agreement for the (originally) €10,000,000 committed credit facility

0040772-0000056 EUO3: 2014957547.5 CONTENTS Clause Page 1. Interpretation ............................................................................................................................... 1 2. Amendments ............................................................................................................................... 2 3. Representations and warranties ................................................................................................... 2 4. Consents ...................................................................................................................................... 3 5. Expenses ..................................................................................................................................... 3 6. Incorporation ............................................................................................................................... 4 7. Counterparts ................................................................................................................................ 4 8. Governing law ............................................................................................................................. 4 9. Enforcement ................................................................................................................................ 4 Schedule 1. Conditions Precedent Documents ............................................................................................... 5 2. Restated Credit Agreement ......................................................................................................... 6 Signatory Signatories................................................................................................................................................ 1

0040772-0000056 EUO3: 2014957547.5 1 THIS SUPPLEMENTAL AGREEMENT (the Agreement) is dated 3 May 2024 and is made BETWEEN: (1) U. S. STEEL KOŠICE, S.R.O. (U. S. Steel Košice, s.r.o.) with its registered seat at Vstupný areál U. S. Steel, Košice 044 54, Slovak Republic, registered in the Commercial Register of Municipal Court Košice, insert No. 11711/V, section Sro, company identification number (IČO): 36 199 222 as the borrower (the Company); and (2) ING BANK N.V., with its registered seat at Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands, a company limited by shares, registered in the Trade Register of Chamber of Commerce and Industry for Amsterdam under file No. 33031431 acting through ING Bank N.V., pobočka zahraničnej banky, Plynárenská 5944/7C, 821 09 Bratislava, Slovak Republic, Identification No. 30 844 754, registered in the Commercial register maintained by the Municipal Court of Bratislava III, in Section Po, inserted file No. 130/B (the Lender). BACKGROUND (A) This Agreement is supplemental to and amends and restates the agreement for (originally) €10,000,000 committed credit facility dated 11 December 2009, between the Company and the Lender, as amended and restated by supplemental agreement no. 1 dated 17 December 2011, supplemental agreement no. 2 dated 22 June 2011, supplemental agreement no. 3 dated 4 May 2012, supplemental agreement no. 4 dated 23 October 2012, supplemental agreement no. 5 dated 11 December 2015, supplemental agreement no. 6 dated 7 December 2018, supplemental agreement no. 7 dated 7 February 2020, supplemental agreement no. 8 dated 3 July 2020, supplemental agreement no. 9 dated 3 December 2021 and a supplemental agreement no. 10 dated 27 March 2023 (the Credit Agreement). (B) The Parties wish to further amend the Credit Agreement on the terms specified in this Agreement. IT IS AGREED as follows: 1. INTERPRETATION 1.1 Definitions (a) In this Agreement: Effective Date means the date upon which the Lender issues the notification referred to in paragraph (b) of Clause 2 (Amendments). Restated Credit Agreement means the Credit Agreement as amended and restated by this Agreement, as attached in Schedule 2 (Restated Credit Agreement). Syndicated Facility Agreement means the EUR300,000,000 senior multicurrency revolving credit facility agreement dated 29 September 2021 (as amended from time to time) and entered into between (among others) the Company as a borrower and ING Bank N.V. as facility agent. (b) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

0040772-0000056 EUO3: 2014957547.5 2 1.2 Construction The principles of construction set out in the Credit Agreement will have effect as if set out in this Agreement, except that references therein to the Credit Agreement are to be construed as references to this Agreement. 2. AMENDMENTS (a) Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 2 (Restated Credit Agreement). (b) The Credit Agreement will be amended by this Agreement with effect from the date on which the Lender notifies the Company that it has received all of the documents set out in Schedule 1 (Conditions Precedent Documents) in form and substance reasonably satisfactory to the Lender. The Lender must give this notification as soon as reasonably practicable, but in no event later than two Business Days after receipt of such documents. 3. REPRESENTATIONS AND WARRANTIES 3.1 Representations and warranties The representations and warranties set out in this Clause are made by the Company to the Lender on the date of this Agreement and on the Effective Date. 3.2 Powers and authority It has the power to enter into and perform, and has taken all necessary action to authorise, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. 3.3 Legal validity This Agreement: (a) constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (b) is in proper form for its enforcement in the Republic if accompanied by a certified Slovak translation, save that enforcement of the Company’s obligations under this Agreement may be affected by insolvency, bankruptcy and similar laws affecting the rights of creditors generally. 3.4 Non-conflict The execution, delivery and performance by it of this Agreement will not: (a) violate in any respect any provision of: (i) any applicable law or regulation of the Republic or any order of any governmental, judicial or public body or authority in the Republic binding on the Company; (ii) the laws and documents incorporating and constituting the Company; or

0040772-0000056 EUO3: 2014957547.5 3 (iii) any mortgage, agreement or other financial undertaking or instrument to which the Company is a party or which is binding upon any Assets of the Company; or (b) to the best of the Company’s knowledge, result in the creation or imposition of any Security Interest on any Assets of the Company pursuant to the provisions of any mortgage, agreement or other undertaking or instrument to which the Company is a party or which is binding upon it. 3.5 Authorisations All authorisations and other requirements of governmental, judicial and public bodies and authorities required by any member of the Group or advisable in connection with the execution, delivery, performance, validity and enforceability of this Agreement have been obtained or effected and are in full force and effect. 3.6 No default No Default is outstanding. 3.7 Immunity (a) The entry into by it of this Agreement constitutes, and the exercise by it of its rights and the performance of its obligations under, the Finance Documents will constitute, private and commercial acts performed for private and commercial purposes. (b) It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents. 3.8 Credit Agreement (a) Subject to paragraph (b) below, the Company makes the representations and warranties set out in clause 19 (Representations and warranties) of the Credit Agreement and confirms to the Lender that these representations and warranties are true on the date of this Agreement and on the Effective Date, with reference to the facts and circumstances then existing. (b) The Company will not make a representation or warranty if such representation or warranty set out in clause 19 (Representations and warranties) of the Credit Agreement is expressed to be given at a specific date other than as a result of the operation of paragraph (a) of clause 19.21 (Times for making representations and warranties) of the Credit Agreement. 4. CONSENTS The Company agrees to the amendment and restatement of the Credit Agreement as contemplated by this Agreement. 5. EXPENSES The Company shall reimburse to the Lender within five Business Days from receipt of the relevant invoice from the Lender all fees and expenses reasonably incurred by the Lender in connection with the preparation, negotiation, and execution of this Agreement.

0040772-0000056 EUO3: 2014957547.5 4 6. INCORPORATION (a) Each of this Agreement and the Restated Credit Agreement is a Finance Document. (b) Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect. (c) From the Effective Date: (i) the Credit Agreement and this Agreement will be read and construed as one document; and (ii) unless the context requires otherwise, all references in all Finance Documents to the Credit Agreement will be read and construed as references to the Restated Credit Agreement. (d) Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect. (e) No waiver is given by this Agreement, and the Lender expressly reserve all its rights and remedies that is has or may at the date of this Agreement or subsequently in respect of any breach of, or other Default under, the Finance Documents. 7. COUNTERPARTS This Agreement may be signed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 8. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 9. ENFORCEMENT Clause 38 (Enforcement) of the Credit Agreement shall apply to this Agreement as though it was set out in full in this Agreement except that references therein to the Credit Agreement are to be construed as references to this Agreement. THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

0040772-0000056 EUO3: 2014957547.5 5 SCHEDULE 1 CONDITIONS PRECEDENT DOCUMENTS 1. A copy of the up-to-date constitutional documents of the Company being in full force and effect as at a date no earlier than the date of this Agreement or a confirmation of the Company that the constitutional documents of the Company submitted to the facility agent under the Syndicated Facility Agreement or the most recent supplemental agreement thereto are in full force and effect as at a date no earlier than the date of this Agreement. 2. An electronic copy of the extract from of the Company’s entry in the Commercial Registry, as at a date no earlier than seven Business Days prior to the date of the Agreement.

0040772-0000056 EUO3: 2014957547.5 6 SCHEDULE 2 RESTATED CREDIT AGREEMENT [follows after this page]

Allen & Overy Bratislava, s.r.o. 0040772-0000056 EUO3: 2014944768.4 AMENDED AND RESTATED CONSOLIDATED VERSION AGREEMENT DATED 11 DECEMBER 2009 as amended and restated by supplemental agreement no. 1 dated 17 December 2010, supplemental agreement no. 2 dated 22 June 2011, supplemental agreement no. 3 dated 4 May 2012, supplemental agreement no. 4 dated 23 October 2012, supplemental agreement no. 5 dated 11 December 2015 supplemental agreement no. 6 dated on or about 7 December 2018 and supplemental agreement no. 7 dated 7 February 2020 supplemental agreement no. 8 dated 3 July 2020 supplemental agreement no. 9 dated 3 December 2021 supplemental agreement no. 10 dated 27 March 2023 supplemental agreement no. 11 dated 3 May 2024 EUR30,000,000 COMMITTED CREDIT FACILITY FOR U. S. STEEL KOŠICE, S.R.O. PROVIDED BY ING BANK N.V., POBOČKA ZAHRANIČNEJ BANKY

0040772-0000056 EUO3: 2014944768.4 CONTENTS Clause Page 1. Interpretation .............................................................................................................................. 1 2. Facility ..................................................................................................................................... 19 3. Purpose ..................................................................................................................................... 19 4. Conditions precedent ............................................................................................................... 19 5. Utilisation – Revolving Loans ................................................................................................. 20 6. Utilisation – Overdraft ............................................................................................................. 20 7. Utilisation – Letters of Credit .................................................................................................. 21 8. Letters of Credit ....................................................................................................................... 22 9. Optional Currencies ................................................................................................................. 25 10. Repayment ............................................................................................................................... 27 11. Prepayment and Cancellation .................................................................................................. 28 12. Interest ..................................................................................................................................... 33 13. Terms ....................................................................................................................................... 35 14. Market disruption ..................................................................................................................... 36 15. Taxes ........................................................................................................................................ 37 16. Increased Costs ........................................................................................................................ 39 17. Mitigation ................................................................................................................................. 41 18. Payments .................................................................................................................................. 41 19. Representations and warranties ................................................................................................ 43 20. Information Covenants............................................................................................................. 46 21. General covenants .................................................................................................................... 49 22. Default ..................................................................................................................................... 52 23. Evidence and calculations ........................................................................................................ 54 24. Fees .......................................................................................................................................... 55 25. Indemnities and Break Costs ................................................................................................... 55 26. Expenses .................................................................................................................................. 56 27. Amendments and waivers ........................................................................................................ 57 28. Changes to the Parties .............................................................................................................. 58 29. Disclosure of information ........................................................................................................ 61 30. Set-off ...................................................................................................................................... 62 31. Severability .............................................................................................................................. 62 32. Counterparts ............................................................................................................................. 62 33. Notices ..................................................................................................................................... 63 34. Language .................................................................................................................................. 63 35. General Terms and Conditions ................................................................................................ 64 36. Contractual recognition of bail-in ............................................................................................ 64 37. Governing law .......................................................................................................................... 65 38. Enforcement ............................................................................................................................. 66 Schedules 1. Conditions precedent documents ............................................................................................. 68 2. Form of Request - Loans.......................................................................................................... 69 3. Form of Transfer Certificate .................................................................................................... 70 4. Compounded Rate Terms ........................................................................................................ 72 5. Daily Non-Cumulative Compounded RFR Rate ..................................................................... 75 6. Cumulative Compounded RFR Rate ....................................................................................... 77

0040772-0000056 EUO3: 2014944768.4 1 THIS AGREEMENT is dated 11 December 2009 as amended and restated by (i) supplemental agreement no. 1 on 17 December 2010, (ii) supplemental agreement no. 2 dated 22 June 2011, (iii) supplemental agreement no. 3 dated 4 May 2012, (iv) supplemental agreement no. 4 dated 23 October 2012, (v) supplemental agreement no. 5 dated 11 December 2015, (vi) supplemental agreement no. 6 dated on or about 7 December 2018, (vii) supplemental agreement no. 7 dated 7 February 2020, (viii) supplemental agreement no. 8 dated 3 July 2020 , (ix) supplemental agreement no. 9 dated 3 December 2021, (ix) supplemental agreement no. 10 dated 27 March 2023 and (x) supplemental agreement no. 11 dated 3 May 2024 (the Agreement) is made BETWEEN: (1) U. S. STEEL KOŠICE, S.R.O. (U. S. Steel Košice, s.r.o.) with its registered seat at Vstupný areál U. S. Steel, Košice 044 54, Slovak Republic, registered in the Commercial Register of Municipal Court Košice, insert No. 11711/V, section Sro, company identification number (IČO): 36 199 222 as the borrower (the Company); and (2) ING BANK N.V., with its registered seat at Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands, a company limited by shares, registered in the Trade Register of Chamber of Commerce and Industry for Amsterdam under file No. 33031431 acting through ING Bank N.V., pobočka zahraničnej banky, Plynárenská 5944/7C, 821 09 Bratislava, Slovak Republic, Identification No. 30 844 754, registered in the Commercial register maintained by the Municipal Court of Bratislava III, in Section Po, inserted file No. 130/B (the Lender) IT IS AGREED as follows: 1. INTERPRETATION 1.1 Definitions In this Agreement: Additional Business Day means any day specified as such in the applicable Compounded Rate Terms. Backstop Rate Switch Date means, in respect of USD, 30 June 2023 or any other date agreed as such between the Lender and the Company. Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company. Assets mean a person’s present and future business, undertaking, properties, assets and revenues (including, without limitation, any uncalled capital). Availability Period means the period from and including the date of this Agreement until (but excluding) the Final Maturity Date. Break Costs means the amount (if any) that the Lender is entitled to receive under Clause 25.3 (Break Costs). Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, in New York and in Bratislava and: (a) if on that day a payment in euro is to be made, that is also a TARGET Day; and

0040772-0000056 EUO3: 2014944768.4 2 (b) (in relation to: (i) any date for payment or purchase of an amount relating to a Compounded Rate Loan; or (ii) the determination of the first day or the last day of a Term for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such a Term), which is an Additional Business Day relating to that Loan. Central Bank means the National Bank of Slovakia. Central Bank Rate has the meaning given to that term in the applicable Compounded Rate Terms. Central Bank Rate Adjustment has the meaning given to that term in the applicable Compounded Rate Terms. Compounded Rate Currency means any Rate Switch Currency in respect of which the Rate Switch Date has occurred. Compounded Rate Interest Payment means the aggregate amount of interest that: (a) is, or is scheduled to become, payable under any Finance Document; and (b) relates to a Compounded Rate Loan. Compounded Rate Loan means any Loan in a Compounded Rate Currency which is, or becomes, a “Compounded Rate Loan” pursuant to Clause 11A (Rate Switch). Compounded Rate Supplement means, in relation to any currency, a document which: (a) is agreed in writing by the Company and the Lender; (b) specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Compounded Rate Terms; and (c) has been made available to the Company and the Lender. Compounded Rate Terms means in relation to: (a) a currency; (b) a Loan in that currency; (c) a Term for such a Loan (or other period for the accrual of commission or fees in a currency); or (d) any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan, the terms set out for that currency in Schedule 4 (Compounded Rate Terms) or in any Compounded Rate Supplement.

0040772-0000056 EUO3: 2014944768.4 3 Compounded Reference Rate means, in relation to any RFR Banking Day during the Term of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of: (a) the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and (b) other than in respect of a Compounded Rate Loan that is an Overdraft, the applicable Credit Adjustment Spread. Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which: (a) is agreed in writing by the Company and the Lender; (b) specifies a calculation methodology for that rate; and (c) has been made available to the Company and the Lender. Credit Adjustment Spread means, in respect of any Compounded Rate Loan, any rate which is either: (a) specified as such in the applicable Compounded Rate Terms; or (b) determined by the Lender in accordance with the methodology specified in the applicable Compounded Rate Terms. Cumulative Compounded RFR Rate means, in relation to a Term for a Compounded Rate Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule 6 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during a Term for a Compounded Rate Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Rate means the rate specified as such in the applicable Compounded Rate Terms. Centre of Main Interests means the “centre of main interests” of the Company for the purposes of the Council Regulation (EU) No 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation) as that term is used in Article 3(1) of the Regulation. Code means the US Internal Revenue Code of 1986, as amended. Cost of Funds Rate means the rate per annum determined by the Lender which represents the Lender’s actual funding costs of the respective Loan. Credit means a Loan or a Letter of Credit. Current Account means: (a) current account No. 9000025647 (IBAN: SK3173000000009000025647) maintained by the Lender for the Company in CZK; (b) current account No. 9000017946 (IBAN: SK8773000000009000017946) maintained by the Lender for the Company in EUR;

0040772-0000056 EUO3: 2014944768.4 4 (c) current account No. 9000017962 (IBAN: SK4373000000009000017962) maintained by the Lender for the Company in USD; and (d) any other account agreed between the Parties after date of this Agreement in writing. CZK mean the lawful currency for the time being of the Czech Republic. Default means: (a) an Event of Default; or (b) an event or circumstance which, with the giving of notice, lapse of time or fulfilment of any other applicable condition (or any combination of the foregoing) set out in Clause 22 (Default), would constitute an Event of Default. Eleventh Supplemental Agreement means the supplemental agreement dated 3 May 2024 entered into between the Company and the Lender, in relation to this Agreement. Equity Interests means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person or (ii) any warrants, options or other rights to acquire such shares or interests. ERISA means the US Employee Retirement Income Security Act of 1974. ERISA Affiliate means any person treated as a single employer with the Company for the purpose of section 414 of the Code. ERISA Plan means an employee benefit plan as defined in section 3(3) of ERISA: (a) maintained by the Company or any ERISA Affiliate; or (b) to which the Company or any ERISA Affiliate is required to make any payment or contribution. Establishment means any "establishment" of the Company for the purposes of the Council Regulation (EU) No 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation) as that term is used in Article 2(10) of the Regulation. EURIBOR means for a Term Rate Overdraft or a Term of any Term Rate Revolving Loan denominated in euro: (a) the applicable Screen Rate; or (b) only in relation to a Term Rate Revolving Loan, if no Screen Rate is available for the Term of that Term Rate Revolving Loan, the Interpolated Screen Rate for that Term Rate Revolving Loan, as of the Specified Time on the Rate Fixing Day for the offering of deposits in euro for a period equal in length to: (i) the case of a Term Rate Overdraft, one month; and (ii) in the case of a Term Rate Revolving Loan, the Term of that Term Rate Revolving Loan, and, in each case, if any such rate is below zero, EURIBOR will be deemed to be zero.

0040772-0000056 EUO3: 2014944768.4 5 euro or EUR or € means the single currency of the Participating Member States and the lawful currency for the time being of the Slovak Republic. Event of Default means an event specified as such in Clause 22 (Default). Exchange Act means the U.S. Securities Exchange Act of 1934. Facility means the credit facility made available under this Agreement. Facility Office means the office through which the Lender will perform its obligations under this Agreement. FATCA means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a); or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA. FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction. Final Maturity Date means 3 December 2024. Finance Document means: (a) this Agreement; (b) a Transfer Certificate; (c) any Compounded Rate Supplement; (d) any Compounding Methodology Supplement; or (e) any other document designated as such by the Lender and the Company. Financial Indebtedness means, without duplication, Indebtedness (whether being principal, premium, interest or other amounts) for or in respect of: (a) money borrowed; (b) liabilities under or in respect of any acceptance or acceptance credit; (c) any notes, bonds, debentures, debenture stock, loan stock or other debt securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

0040772-0000056 EUO3: 2014944768.4 6 (d) any interest rate and/or currency swap, forward foreign exchange transaction, financial or commodity futures transaction, commodity swap or other derivative transaction (and when calculating the value of any of the foregoing transactions, only the mark-to market value shall be taken into account); (e) liabilities pursuant to any lease which are capitalised in accordance with USGAAP (other than operating lease obligations); or (f) liabilities under any guarantee, indemnity or other assurance against financial loss given in relation to any of the foregoing. Fixed Assets means, in relation to the Company, those assets treated as Fixed Assets (e.g. property, plant and equipment) for the purposes of the Latest Accounts. General Terms and Conditions means the Wholesale Banking Conditions of ING Bank N.V., pobočka zahraničnej banky. Group means the Company and its Subsidiaries. Holding Company of any other person means an entity in respect of which that other person is a Subsidiary. IBOR means EURIBOR, LIBOR or PRIBOR. Increased Cost means: (a) an additional or increased cost; (b) a reduction in the rate of return from a Facility or on the Lender's (or its Holding Company's) overall capital; or (c) a reduction of an amount due and payable under any Finance Document, that is incurred or suffered by the Lender or its Holding Company but only to the extent attributable to the Lender having entered into any Finance Document or funding or performing its obligations under any Finance Document. Indebtedness means any obligation for the payment or repayment of money in whatever currency denominated, whether as principal or as surety and whether present or future, actual, deferred or contingent. Interest Payment Date has the meaning in Clause 12.4 (Payment of interest). Interpolated Screen Rate means, in relation to EURIBOR, LIBOR or PRIBOR for any Term Rate Revolving Loan, the rate which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Term Rate Revolving Loan, provided that if any such rate is below zero, then the applicable Screen Rate will be deemed to be zero; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Term Rate Revolving Loan, provided that if any such rate is below zero, then the applicable Screen Rate will be deemed to be zero,

0040772-0000056 EUO3: 2014944768.4 7 each as of the Specified Time on the Rate Fixing Day for the currency of that Term Rate Revolving Loan. Latest Accounts means the audited unconsolidated financial statements of the Company last delivered to the Lender under Clause 20.2 (Financial Information). Letter of Credit means: (a) a letter of credit (akreditív); or (b) a bank guarantee (banková záruka) issued for the account of the Company or for the account of a third party identified by the Company in the Request, in each case issued at the request of the Company for the benefit of a third party and in form and substance acceptable to the Lender and the Company. LIBOR means for a Term Rate Overdraft or a Term of any Term Rate Revolving Loan denominated in USD: (a) the applicable Screen Rate; or (b) only in relation to a Term Rate Revolving Loan, if no Screen Rate is available for the Term of that Term Rate Revolving Loan, the Interpolated Screed Rate for that Term Rate Revolving Loan, as of the Specified Time on the Rate Fixing Day for the offering of deposits in USD for a period equal in length to: (i) the case of an Term Rate Overdraft, one month; and (ii) in the case of a Term Rate Revolving Loan, the Term of that Term Rate Revolving Loan, and, in each case, if any such rate is below zero, LIBOR will be deemed to be zero. Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing. Lookback Period means the number of days specified as such in the applicable Compounded Rate Terms. Margin means: (a) in relation to a Loan (including any Overdraft), 1.70 per cent. per annum; and (b) in relation to a Letter of Credit, 0.80 per cent per annum. Margin Regulations means Regulations U and X issued by the Board of Governors of the United States Federal Reserve System. Margin Stock has the meaning given to it in the Margin Regulations. Maturity Date means the last day of the Term of a Credit.

0040772-0000056 EUO3: 2014944768.4 8 Merger Agreement means the Agreement and Plan of Merger dated 18 December 2023 by and among Nippon Steel North America, Inc., 2023 Merger Subsidiary, Inc., solely as provided in Section 9.13 therein, Nippon Steel Corporation and United States Steel Corporation. Merger Effective Date means the date of the consummation of the merger contemplated by the Merger Agreement. Notice Effective Date means the date of delivery of notice to the Lender by the Company that the financial year end of the Company shall be changed from 31 December to 31 March. Overdraft means a Loan in the form of an overdraft. Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. Party means a party to this Agreement. Permitted Debit Balance means the aggregate debit balance on the Current Accounts up to the amount representing the difference between: (a) the Total Commitment; and (b) all of the then outstanding Letters of Credit and Revolving Loans. Permitted Disposal means any of the following: (a) disposals of Assets in the ordinary course of trading at arms' length; (b) disposals on normal commercial terms of obsolete Assets or Assets no longer used or useful in the Company’s business; (c) payment of cash as consideration for the acquisition of any Asset on normal commercial terms; (d) temporary application of funds not immediately required in the Company’s business for the purchase of investments or the realisation of such investments; (e) exchange of Assets for other assets of a similar nature and value, or the sale of Assets on normal commercial terms for cash that is payable in full on completion of the sale and is to be, and is, applied toward the purchase of similar Assets within six months; (f) disposals of Assets located outside the Republic; (g) any disposal that the Lender agrees in writing is a Permitted Disposal; and (h) any disposal approved in writing by the Lender. Permitted Holder means, on and after the Merger Effective Date, Nippon Steel Corporation, directly or indirectly through any of its Subsidiaries. Permitted Merger means: (a) a merger of any Subsidiary of the Company into the Company, such that the Company acquires all the assets and liabilities of such Subsidiary and the Company is the surviving legal entity, provided the Company's post-merger consolidated net worth equals or exceeds the

0040772-0000056 EUO3: 2014944768.4 9 immediately preceding pre-merger consolidated net worth of the Company and that Subsidiary as determined on the basis of accounting principles and practices consistent with the preparation of the Latest Accounts; (b) any other merger or corporate restructuring approved in advance in writing by the Lender; and (c) a merger of any Subsidiary of United States Steel Corporation into the Company, such that the Company acquires all the assets and liabilities of such Subsidiary and the Company is the surviving legal entity, provided the Company's post-merger consolidated net worth equals or exceeds the immediately preceding pre-merger consolidated net worth of the Company and that Subsidiary as determined on the basis of accounting principles and practices consistent with the preparation of the Latest Accounts. Permitted Security Interest means any of the following: (a) Security Interests existing on the date of this Agreement and disclosed to the Lender in writing; (b) any Security Interests incurred in connection with the acquisition of any asset, the assumption of any Security Interest previously existing on such acquired asset or any Security Interest existing on any asset of any person when it becomes a Subsidiary of the Company in each case provided that the Indebtedness secured by such Security Interest does not exceed the fair market value of that asset as at the date of that acquisition; (c) easements, rights-of-way, minor defects or irregularities in title and other similar encumbrances on real property having no material adverse effect on the then current use or value of such real property, or on the then current conduct of the business of any member of the Group; (d) unexercised liens for taxes not being delinquent or contested in good faith by appropriate proceedings and for which reserves, adequate under USGAAP, are being maintained; (e) any Security Interest on equipment of the Company arising solely under leases of such equipment that, in accordance with USGAAP, are required to be capitalised, provided that any such Security Interest extends to no other property and secures no other Indebtedness and the Indebtedness secured by any such Security Interest does not exceed the fair market value of such equipment; (f) purchase money Security Interests on equipment acquired by the Company after the Completion Date incurred simultaneously with or within 45 days after the completion of installation thereof solely to secure payment of all or part of the purchase price thereof provided that each such Security Interest secures no other Indebtedness and extends to no other property and the Indebtedness secured by any such Security Interest does not exceed the fair market value of such equipment; (g) liens arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of Company's business in respect of Indebtedness that either: (i) has been due for less than 90 days; or (ii) is being contested in good faith by appropriate means and for which reserves, adequate under USGAAP, are being maintained; (h) Security Interests arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by Company in the ordinary course of its business; (i) any Security Interest approved by the Lender;

0040772-0000056 EUO3: 2014944768.4 10 (j) any lien in favour of a financial institution arising from a documentary letter of credit in the ordinary course of business; (k) any renewal of or substitution for any Security Interest permitted under any preceding paragraph; and (l) liens arising in the ordinary course of business in connection with: (i) the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; (ii) deposit accounts; (iii) the issuance of documentary letters of credit by financial institutions; and (iv) deposits made in the ordinary course of business to cash collateralized letters of credit, provided that the aggregate book value of Assets to which the liens described in this paragraph (l) are attached does not exceed euro 50,000,000 or its equivalent at any time; provided, however, the maximum amount under this paragraph (l) does not apply to cash deposits that are subject to any bank's general right of set-off but does apply in situations where a specific security agreement exists, including, without limitation, any specific security interest providing a creditor with the treatment of a secured creditor with a right to separate satisfaction of its claim under the Slovak Act No. 7/2005 Coll., on bankruptcy and restructuring (as amended) or any similar right to separate satisfaction in case of bankruptcy or similar proceedings under any applicable laws. PRIBOR means for an Overdraft or a Term of any Revolving Loan denominated in CZK: (a) the applicable Screen Rate; or (b) only in relation to a Revolving Loan, if no Screen Rate is available for the Term of that Revolving Loan, the Interpolated Screed Rate for that Revolving Loan, as of the Specified Time on the Rate Fixing Day for the offering of deposits in CZK for a period equal in length to: (i) the case of an Overdraft, one month; and (ii) in the case of a Revolving Loan, the Term of that Revolving Loan, and, in each case, if any such rate is below zero, PRIBOR will be deemed to be zero. Quoted Tenor means, in relation to the Screen Rate for a Term Reference Rate applicable to Loans in a currency, any period for which that Screen Rate is customarily displayed on the relevant page or screen of an information service other than the 1-week and 2-month USD LIBOR settings. Rate Switch Currency means any currency for which there are Compounded Rate Terms. Rate Switch Date means: (a) in relation to a Rate Switch Currency, the earlier of: (i) the Backstop Rate Switch Date; and (ii) any Rate Switch Trigger Event Date, for that Rate Switch Currency; or (b) in relation to a Rate Switch Currency which: (i) becomes a Rate Switch Currency after the date of this Agreement; and

0040772-0000056 EUO3: 2014944768.4 11 (ii) for which there is a date specified as the "Rate Switch Date" in the Compounded Rate Terms for that currency, that date. Rate Switch Trigger Event means: (a) in relation to any Rate Switch Currency and the Screen Rate for the Term Reference Rate applicable to Loans in that Rate Switch Currency: (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate for any Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate for that Quoted Tenor; (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or (iv) the administrator of that Screen Rate or its supervisor publicly announces that that Screen Rate for any Quoted Tenor may no longer be used; and (b) in relation to any Rate Switch Currency and the Screen Rate for the LIBOR applicable to Loans in that Rate Switch Currency, the supervisor of the administrator of that Screen Rate publicly announces or publishes information stating that that Screen Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor) . Rate Switch Trigger Event Date means, in relation to a Rate Switch Currency: (a) in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (a)(i) of the definition of "Rate Switch Trigger Event", the date on which the relevant Screen Rate ceases to be published or otherwise becomes unavailable; (b) in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (a)(ii), (a)(iii) or (a)(iv) of the definition of "Rate Switch Trigger Event", the date on which the relevant Screen Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; and

0040772-0000056 EUO3: 2014944768.4 12 (c) in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (b) of the definition of "Rate Switch Trigger Event", the date on which the relevant Screen Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Screen Rate). Rate Fixing Day means: (a) for a Revolving Loan, the second TARGET Day before the first day of a Term, or such other day as the Lender determines is generally treated as the rate fixing day by market practice in the relevant interbank market; (b) for an Overdraft in euro, each TARGET Day; or (c) for an overdue amount (including an Unauthorised Overdraft) or an Overdraft other than, in each case, euro, each Business Day. Relevant Taxes means Taxes imposed or levied by the Republic (or any political subdivision or taxing authority of the Republic) or by any other jurisdiction from or through which any payment is made by the Company under the Finance Document, but excludes Taxes imposed by the Republic which are so imposed as a direct consequence of the Lender maintaining a permanent establishment in the Republic and of that establishment being directly involved in any Loan. Repeating Representations means the representations and warranties that are then made or deemed to be repeated under Clause 19.21 (Times for making representations and warranties). Reportable Event means: (a) an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or (b) a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code. Reporting Day means the day (if any) specified as such in the applicable Compounded Rate Terms. Reporting Time means the relevant time (if any) specified as such in the applicable Compounded Rate Terms. RFR means the rate specified as such in the applicable Compounded Rate Terms. RFR Banking Day means any day specified as such in the applicable Compounded Rate Terms. Republic means the Slovak Republic. Request means: (a) a request for a Loan other than an Overdraft, substantially in the form of Schedule 2 (Form of Request - Loans); (b) a request for a Letter of Credit in the appropriate standard form of this kind of request approved by the Lender from time to time or in any other form acceptable to the Lender; and

0040772-0000056 EUO3: 2014944768.4 13 (c) for an Overdraft, a payment order from the Current Account in any form used by the Lender to make payments or a request for the withdrawal of money from the Current Account in any form used by the Lender (including, for the avoidance of doubt, funds transfer orders, collection transfer orders and other similar instructions). Revolving Loan means a Loan in the form of a revolving loan. Rollover Loan means one or more Revolving Loans: (a) to be made on the same day that: (i) a maturing Revolving Loan is due to be repaid; or (ii) the Company is obliged to pay to the Lender the amount of any claim under a Letter of Credit; (b) the aggregate amount of which is equal to or less than the maturing Revolving Loan; (c) in the same currency as the maturing Revolving Loan; and (d) to be made for the purpose of: (i) refinancing a maturing Revolving Loan; or (ii) satisfying the obligations of the Company to pay the amount of any claim under a Letter of Credit. Screen Rate means: (a) for EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); (b) for LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); (c) for PRIBOR, the Prague Interbank Offered Rate administered by the Financial Markets Association of the Czech Republic (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on page PRIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If the relevant page or the service ceases to be available, the Lender (after consultation with the Company) may specify another page or service displaying the appropriate rate. Security Interest means any mortgage, pledge, lien, charge (including a floating charge), assignment (whether conditional or otherwise), hypothecation or security interest or any other agreement or

0040772-0000056 EUO3: 2014944768.4 14 arrangement having the effect of conferring security, or any other arrangement having a similar economic effect including (without limitation) total transfer, 'flawed asset', sale and repurchase, buyback or conditional transfer arrangements. Slovak Banking Act means the Slovak Act No. 483/2001 Coll., as amended. Slovak Public Sector Partners Act means Slovak Act No. 315/2016 Coll. on the registry of public sector partners, as amended. Specified Time means: (a) for the purposes of determining EURIBOR, 11.00 a.m. on the Rate Fixing Date; (b) for the purposes of determining LIBOR, noon on the Rate Fixing Date; and (c) for the purposes of determining PRIBOR, 11.00 a.m. on the Rate Fixing Date. Syndicated Facility means the credit facility made available under the Syndicated Facility Agreement. Syndicated Facility Agent means ING Bank N.V. or any other person appointed as Facility Agent under the Syndicated Facility Agreement. Syndicated Facility Agreement means the EUR300,000,000 unsecured sustainability linked revolving credit facility agreement dated 29 September 2021 (as amended from time to time) and entered into between (among others) the Company as a borrower and the Syndicated Facility Agent. Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise. TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro. Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest). Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. Term means each period determined under this Agreement: (a) in relation to: (i) Revolving Loan; and (ii) an overdue amount which is not an Unauthorised Overdraft, by reference to which interest on a Revolving Loan or an overdue amount is calculated;

0040772-0000056 EUO3: 2014944768.4 15 (b) in relation to Overdraft or Unauthorised Overdraft, each day on which the Company utilises the Overdraft or there is an Unauthorised Overdraft; or (c) for which the Lender may be liable under a Letter of Credit. Term Rate Overdraft means any Overdraft which is not a Compounded Rate Loan. Term Rate Revolving Loan means any Revolving Loan which is not a Compounded Rate Loan. Term Reference Rate means: (a) in relation to any Loan in USD, LIBOR; (b) in relation to any Loan in EUR, EURIBOR; or (c) in relation to any Loan in CZK, PRIBOR. Total Commitment means EUR 30,000,000 to the extent not cancelled or reduced under this Agreement. Transfer Certificate means a certificate, substantially in the form of Schedule 3 (Form of Transfer Certificate), with such amendments as the Lender may approve or reasonably require or any other form agreed between the Lender and the Company. Unauthorised Overdraft means, at any time, the amount by which the debit balance on the Current Account exceeds the Permitted Debit Balance under this Agreement. US means the United States of America. USD means the lawful currency for the time being of the US. USGAAP means the generally accepted accounting principles and practices in the United States of America in effect from time to time. Utilisation Date means each date on which the Facility is utilised. Voting Power as applied to the stock of any corporation means the total voting power represented by all outstanding Voting Stock of such corporation. Voting Stock as applied to the stock of any corporation means stock of any class or classes (however designated) having ordinary voting power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency. 1.2 Construction (a) In this Agreement, unless the contrary intention appears, a reference to: (i) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly; (ii) assets mean assets as this term is defined in the Latest Accounts; (iii) an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

0040772-0000056 EUO3: 2014944768.4 16 (iv) disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly; (v) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money; (vi) know your customer requirements are the identification checks that the Lender requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer; (vii) a person includes any individual, company, corporation, unincorporated association or body (including without limitation a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality; (viii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; (ix) a currency is a reference to the lawful currency for the time being of the relevant country; (x) a Default being outstanding means that it has not been remedied or waived; (xi) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation; (xii) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement; (xiii) a Party or any other person includes its successors in title, permitted assigns and permitted transferees; (xiv) the determination of the extent to which a rate is for a period equal in length to a Term shall disregard any inconsistency arising from the last day of that Term being determined pursuant to the terms of this Agreement; (xv) a Finance Document or another document is a reference to that Finance Document or other document as amended; (xvi) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (xvii) a time of day is a reference to Central European time (i.e., CET or CEST, as applicable in the given time of year). (b) Unless the contrary intention appears, a reference to a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that: (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

0040772-0000056 EUO3: 2014944768.4 17 (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and (iii) notwithstanding sub-paragraph (i) of this Clause 1.2(b), a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate. (c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including, without limitation, any release or compromise of any liability) or termination of any Finance Document. (d) Unless the contrary intention appears: (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement; (ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; (iii) if there is an inconsistency between this Agreement and any other Finance Document, this Agreement will prevail; (iv) any non-payment obligations of the Company under the Finance Documents remain in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents; and (v) an accounting term used in this Agreement is to be construed in accordance with USGAAP. (e) Utilisation of Loan in the form of revolving loan means that the Loan may be utilised in several lump sums, which lump sums may be repaid and reused during the term of this Agreement until the end of the Availability Period. (f) Utilisation of Loan in the form of an overdraft means that the Loan may be utilised by giving a payment order or allowing withdrawal from the Current Account in any form provided for in the General Terms and Conditions even if there are not sufficient funds in the Current Account. The Loan may be repaid in full or in instalments at any time, but by no later than the Final Maturity Date. (g) The headings in this Agreement do not affect its interpretation. (h) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Lender after consultation with the Company.

0040772-0000056 EUO3: 2014944768.4 18 (i) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (j) Any Compounded Rate Supplement relating to a currency overrides anything relating to that currency in: (i) Schedule 4 (Compounded Rate Terms); or (ii) any earlier Compounded Rate Supplement. (k) A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 6 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. 1.3 Slovak terms In this Agreement and any other Finance Document (except if expressly stipulated otherwise in the relevant Finance Document), a reference to: (a) a novation includes privatívna novácia and kumulatívna novácia; (b) a Security Interest includes záložné právo, zádržné právo, zabezpečovací prevod práva, and zabezpečovacie postúpenie pohľadávky; (c) a bankruptcy, insolvency or administration includes konkurzné konanie, konkurz, reštrukturalizačné konanie, reštrukturalizácia, verejná preventívna reštrukturalizácia and nútená správa; (d) being bankrupt or insolvent includes being v úpadku, predlžený, platobne neschopný, v konkurze, v reštrukturalizácii, vo verejnej preventívnej reštrukturalizácii and v nútenej správe; (e) an expropriation, attachment, sequestration, distress, execution or analogous process includes vyvlastnenie, exekúcia and výkon rozhodnutia; (f) winding up, administration or dissolution includes likvidácia, zrušenie s likvidáciou, zrušenie bez likvidácie bez právneho nástupcu, konkurzné konanie, konkurz, reštrukturalizačné konanie, reštrukturalizácia, verejná preventívna reštrukturalizácia and nútená správa; (g) a receiver, administrator, administrative receiver, compulsory manager or similar officer includes likvidátor, konkurzný správca, reštrukturalizačný správca, nútený správca, správca vo verejnej preventívnej reštrukturalizácii and súdny exekútor; (h) a moratorium includes reštrukturalizačné konanie, reštrukturalizácia and dočasná ochrana; and (i) constitutional documents include spoločenská zmluva, zakladateľská listina, zakladateľská zmluva, zriaďovacia listina, štatút, and stanovy.

0040772-0000056 EUO3: 2014944768.4 19 2. FACILITY Subject to the terms of this Agreement, the Lender makes available to the Company a multicurrency revolving credit facility in an aggregate amount equal to the Total Commitment to be utilised: (a) by way of a revolving credit facility; (b) by way of overdraft facility; and (c) by way of Letter(s) of Credit issued by the Lender. 3. PURPOSE 3.1 Credits Each Credit may be used for general corporate purposes. 3.2 No obligation to monitor The Lender is not bound to monitor or verify the utilisation of the Facility. 4. CONDITIONS PRECEDENT 4.1 Conditions precedent documents A Request may not be given until the Lender has notified the Company that it has received all of the documents and evidence set out in Schedule 1 (Conditions precedent documents) in form and substance satisfactory to the Lender. The Lender must give this notification to the Company promptly upon being so satisfied. 4.2 Further conditions precedent The obligation of the Lender to provide any Credit is subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Credit: (a) the Repeating Representations are correct in all material respects; and (b) no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from that Credit. 4.3 Drawstop No Request may be made if there is a Default continuing under, and as defined and construed in, the Syndicated Facility Agreement or if the lenders under the Syndicated Facility Agreement are not obliged to participate in any utilisation under the Syndicated Facility Agreement (a Drawstop Event). Following a Drawstop Event, no further Requests may be made until the Lender notifies the Company in writing that it may submit a Request. The Lender shall so notify the Company promptly after the Lender receives evidence reasonably satisfactory to it that such Drawstop Event (i) is no longer continuing; or (ii) has been waived in accordance with the Syndicated Facility Agreement; or (iii) a combination of (i) and (ii).

0040772-0000056 EUO3: 2014944768.4 20 5. UTILISATION – REVOLVING LOANS 5.1 Giving of Requests (a) The Company may borrow a Revolving Loan by giving to the Lender a duly completed Request. (b) Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Request is 10.00 a.m. on the Rate Fixing Day for the proposed borrowing. (c) Each Request is irrevocable unless otherwise agreed by the Lender. 5.2 Completion of Requests A Request for a Loan will not be regarded as having been duly completed unless: (a) the Utilisation Date is a Business Day falling within the Availability Period; (b) the amount of the Revolving Loan requested is: (i) a minimum of EUR250,000 and an integral multiple of EUR250,000; (ii) the maximum undrawn amount available under the Facility on the proposed Utilisation Date; or (iii) such other amount as the Lender may agree; (c) the proposed currency complies with this Agreement; and (d) the proposed Term complies with this Agreement. Only one Revolving Loan may be requested in a Request. 5.3 Advance of Revolving Loan (a) The Lender is not obliged to provide a Revolving Loan if, as a result the Credits would exceed the Total Commitment. (b) If the conditions set out in this Agreement have been met, the Lender must make the Revolving Loan available to the Company through its Facility Office on the Utilisation Date. 6. UTILISATION – OVERDRAFT 6.1 Giving of Requests (a) The Company may borrow an Overdraft by giving to the Lender a duly completed Request. (b) Each Request is irrevocable unless otherwise agreed by the Lender. 6.2 Completion of Requests A Request for a Loan will not be regarded as having been duly completed unless: (a) the Utilisation Date is a day falling within the Availability Period;

0040772-0000056 EUO3: 2014944768.4 21 (b) the proposed currency complies with this Agreement and corresponds to the currency in which the relevant Current Account is maintained. 6.3 Advance of Overdraft (a) The Lender is not obliged to provide an Overdraft if, as a result the Credits would exceed the Total Commitment. (b) If the conditions set out in this Agreement have been met, the Lender must make the Overdraft available to the Company through its Facility Office on the Utilisation Date by executing the payment orders for the domestic or cross-border fund transfers and withdrawals as instructed by the Company in the form set out mainly in the General Conditions or in the agreement between the Lender and the Company which governs the establishment and maintenance of the Current Account and by debiting the Current Account by the Amount of the relevant Overdraft. 7. UTILISATION – LETTERS OF CREDIT 7.1 Giving of Requests (a) The Company may request a Letter of Credit to be issued by giving to the Lender a duly completed Request. (b) Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Request is 11.00 a.m. seven Business Days before the proposed Utilisation Date. (c) Each Request is irrevocable unless otherwise agreed by the Lender. 7.2 Completion of Requests A Request for a Letter of Credit will not be regarded as being duly completed unless: (a) it specifies that it is for a Letter of Credit; (b) it is made using the appropriate standard form for of this kind of request approved by the Lender at the time of making of the Request or in any other form acceptable to the Lender; (c) the Utilisation Date is a Business Day falling within the Availability Period; (d) the face amount of the Letter of Credit requested is denominated in euro and is: (i) not more than the maximum undrawn amount available under the Facility on the proposed Utilisation Date; or (ii) such other amount as the Lender may agree; and (e) the form of the requested Letter of Credit is attached; (f) the proposed beneficiary is acceptable to the Lender (acting reasonably); (g) the expiry date of the requested Letter of Credit does not exceed the earlier of: (i) the date falling 36 months after the proposed issue date of that Letter of Credit; and (ii) the Final Maturity Date,

0040772-0000056 EUO3: 2014944768.4 22 provided, however, that the expiry date may be later that the Final Maturity Date if agreed between the Company and the Lender prior to submission of Request for such Letter of Credit; and (h) the delivery instructions for the requested Letter of Credit are specified. Only one Letter of Credit may be requested in a Request. 7.3 Issue of Letter of Credit (a) The Lender is not obliged to issue any Letter of Credit if as a result the Credits would exceed the Total Commitment. (b) The Lender is not obliged to issue any Letter of Credit if the content of the Letter of Credit as requested by the Company is not acceptable to the Lender (acting reasonably). (c) If the conditions set out in this Agreement have been met, the Lender must issue the Letter of Credit on the Utilisation Date. 8. LETTERS OF CREDIT 8.1 General (a) A Letter of Credit is repaid or prepaid to the extent that: (i) the Company provides cash cover for that Letter of Credit; (ii) the maximum amount payable under the Letter of Credit is reduced or cancelled in accordance with its terms; or (iii) the Lender is reasonably satisfied that it has no further liability under that Letter of Credit. The amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (i) and (ii) of this paragraph (a) is the amount of the relevant cash cover, reduction or cancellation. (b) When a Letter of Credit is repaid or prepaid, the Total Commitment will be available to the extent of the repayment or prepayment of that Letter of Credit, except when a Letter of Credit is prepaid by providing cash cover for that Letter of Credit in accordance with Clause 11.3 (Voluntary prepayment) at any time before the Lender is satisfied that it has no further liability under that Letter of Credit. In that case, the Total Commitment remains unavailable to the extent of the amount of that cash cover until the Lender is reasonably satisfied that it has no further liability under that Letter of Credit. (c) If a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Company must repay or prepay that amount immediately. (d) Cash cover is provided for a Letter of Credit if the Company pays an amount in the currency of the Letter of Credit to an interest-bearing account with the Lender in the name of the Company and the following conditions are met: (i) until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay the Lender under this Clause 8; and

0040772-0000056 EUO3: 2014944768.4 23 (ii) the Company has executed and delivered a security document over that account, in form and substance reasonably satisfactory to the Lender, creating a first ranking Security Interest over that account. (e) The outstanding or principal amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Company in respect of that Letter of Credit at that time. (f) When calculating the undrawn amount available under the Facility, the amount a Letter of Credit for which a cash cover has been provided, will still be considered to be an utilised amount of the Facility until the Lender is reasonably satisfied that it has no further liability under that Letter of Credit. 8.2 Illegality (a) The Lender must notify the Company promptly in writing if it becomes aware that it is unlawful in any jurisdiction for the Lender to have outstanding a Letter of Credit (each an Unlawful Letter of Credit). (b) After notification under paragraph (a) above: (i) the Company must employ all commercially reasonable efforts to ensure the release of the liability of the Lender under each Unlawful Letter of Credit or, failing this, repay or prepay each Unlawful Letter of Credit on the date specified in paragraph (c) below; and (ii) no further Letters of Credit will be issued in the affected jurisdiction. (c) The date for the release of the liability of the Lender under an Unlawful Letter of Credit or for the repayment or prepayment of an Unlawful Letter of Credit will be the last day of any applicable grace period allowed by law (which date shall be specified by the Lender in the notification it provides pursuant to paragraph (a) above). 8.3 Fees in respect of Letters of Credit (a) The Company must pay to the Lender a letter of credit fee computed at the rate of the Margin on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Maturity Date. (b) Accrued letter of credit fee is payable quarterly in arrears (or any shorter period that ends on the Maturity Date for that Letter of Credit). Accrued letter of credit fee is also payable to the Lender on the cancelled amount of the Total Commitment at the time the cancellation is effective if the Total Commitment is cancelled in full and the Letters of Credit are prepaid or repaid in full. (c) If the Company provides cash cover for any part of a Letter of Credit, then: (i) the letter of credit fee payable for the account of the Lender in respect of any part of a Letter of Credit which is the subject of cash cover will continue to be payable until the expiry of that Letter of Credit; but (ii) the Company will be entitled to withdraw the interest accrued on the amount of the cash cover. (d) The Company must pay to the Lender all fees applicable under the General Terms and Conditions in relation to each Letter of Credit.

0040772-0000056 EUO3: 2014944768.4 24 8.4 Claims under a Letter of Credit (a) The Company irrevocably and unconditionally authorises the Lender to pay any claim made or purported to be made under a Letter of Credit requested by it and that appears on its face to be in order (a claim). (b) The Company must immediately on demand pay to the Lender an amount equal to the amount of any claim. (c) The Company acknowledges that the Lender: (i) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person. (d) The obligations of the Company under this Clause 8.4 will not be affected by: (i) the sufficiency, accuracy or genuineness of any claim or any other document; or (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document. 8.5 Indemnities (a) The Company must immediately on demand indemnify the Lender against any loss or liability which the Lender incurs under or in connection with any Letter of Credit requested by it, except to the extent that the loss or liability is directly caused by: (i) the gross negligence or wilful misconduct of the Lender; or (ii) breach by the Lender of its obligations under this Agreement, including, without limitation, its obligation under Clause 8.8 (Lender's Obligations). (b) The obligations of the Company under this Clause 8.5 are continuing obligations and will extend to the ultimate balance of all sums payable by the Company under or in connection with any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part. 8.6 Rights of contribution The Company will not be entitled to any right of contribution or indemnity from the Lender in respect of any payment it may make under this Clause 8, save for where the loss is caused by the gross negligence or wilful misconduct of the Lender. 8.7 Rights of subrogation Until all amounts which are or may become payable by the Company under the Finance Documents have been irrevocably paid in full, the Company shall not, by virtue of any payment made by it under or in connection with or referable to this Clause 8 or otherwise, be subrogated to any rights, security or moneys held or received by the Lender or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or similar right against of the Lender.

0040772-0000056 EUO3: 2014944768.4 25 8.8 Lender's Obligations Before paying a claim, the Lender shall use its commercially reasonable efforts to determine whether documents presented to it under a Letter of Credit on their face comply with the terms of that Letter of Credit. The Lender shall not make payment upon presented documents that, in the Lender's opinion, do not on their face comply with the terms of the relevant Letter of Credit. 9. OPTIONAL CURRENCIES 9.1 General In this Clause 9: Lender's Spot Rate of Exchange means the exchange rate published by European Central Bank on its website on a particular day for the relevant currency. euro Amount of a Credit or part of a Credit means: (a) if the Credit is denominated in euros, its amount; (b) if the Credit is a Letter of Credit denominated in an Optional Currency, its equivalent in euros calculated on the basis of the Lender's Spot Rate of Exchange one Business Day before the Utilisation Date for that Letter of Credit, and thereafter adjusted in the same manner at each Facility utilisation as described in Clause 9.6 (Credit in Optional Currency); or (c) if the Credit is a Loan denominated in an Optional Currency, its equivalent in euros calculated on the basis of the Lender's Spot Rate of Exchange one Business Day before the Rate Fixing Day for its Term. Optional Currency means any currency (other than euros) in which a Credit may be denominated under this Agreement. 9.2 Selection (a) The Company must select the currency of a Credit in its Request. (b) The amount of a Credit requested in an Optional Currency must be a minimum amount of the equivalent of EUR250,000 in the Optional Currency. However, no such minimums apply if the Credit is a Letter of Credit, or if Lender agrees to different amount upfront. (c) Unless the Lender otherwise agrees, the Credits may not be denominated at any one time in more than four currencies. 9.3 Conditions relating to Optional Currencies (a) A Credit may be denominated in an Optional Currency for a Term if: (i) that Optional Currency is readily available in the amount required and freely convertible into euros in the relevant interbank market on the Rate Fixing Day and the first day of that Term; (ii) that Optional Currency is CZK or USD or has been previously approved by the Lender; and (iii) with respect to an Overdraft, the Current Account is maintained for the Company in such currency by the Lender.

0040772-0000056 EUO3: 2014944768.4 26 (b) If the Lender has received a request from the Company for a currency (other than the Optional Currency specified paragraph (a)(ii) above) to be approved as an Optional Currency, the Lender must, within five Business Days, confirm to the Company: (i) whether or not it approves the request; and (ii) if approval has been given, the minimum amount (and, if required, integral multiples) for any Credit in that currency. 9.4 Revocation of currency (a) Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Lender finds out that: (i) the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or (ii) making a Loan in the proposed Optional Currency contravenes or could reasonably be expected to contravene any law or regulation applicable to it, the Lender must give notice to the Company to that effect promptly and in any event before noon on that day. (b) In this event: (i) the Lender must make the Loan in euros; and (ii) the Loan will be treated as a separate Loan denominated in euros during that Term. (c) Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time. (d) A Revolving Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Revolving Loan by reason only of the operation of this Subclause. 9.5 Optional Currency equivalents The euro Amount of a Credit or part of a Credit in an Optional Currency shall be used for the purposes of calculating: (a) whether any limit under this Agreement has been exceeded; (b) the amount of a Credit; (c) the amount of any repayment or prepayment of a Credit; or (d) the undrawn amount of the Total Commitment. 9.6 Credit in Optional Currency (a) If a Credit is denominated in an Optional Currency, the Lender will at each utilization of the Facility recalculate the euro Amount of that Credit by notionally converting the outstanding amount of that Credit into euro on the basis of the Lender's Spot Rate of Exchange on the date of calculation.

0040772-0000056 EUO3: 2014944768.4 27 (b) The Company must, if requested by the Lender within 10 Business Days of any calculation under paragraph (a) above, ensure that sufficient Credits are prepaid to prevent the euro Amount of the Credits under the Facility exceeding the Total Commitment following any adjustment to the euro Amount under paragraph (a) above. 9.7 Notification The Lender must notify the Company of the relevant euro Amount (and the applicable Lender's Spot Rate of Exchange) promptly after they are ascertained. 10. REPAYMENT 10.1 Repayment of Revolving Loans (a) The Company must repay each Revolving Loan made to it in full on its Maturity Date. (b) Where the Maturity Date for an outstanding Revolving Loan coincides with the Utilisation Date for a new Revolving Loan to be denominated in the same currency as the outstanding Revolving Loan, the Lender will apply the new Revolving Loan in or towards repayment of the outstanding Revolving Loan so that: (i) where the amount of the outstanding Revolving Loan exceeds the amount of the new Revolving Loan, the Company will only be required to repay the excess; (ii) where the amount of the outstanding Revolving Loan is exactly the same as the amount of the new Revolving Loan, the Company will not be required to make any payment; (iii) where the amount of the new Revolving Loan exceeds the amount of the outstanding Loan, the Company will not be required to make any payment and the excess will be advanced to the Company, provided that nothing in this paragraph (b) shall have the effect or be deemed to have the effect of converting the whole of the Revolving Loan or any part of it into a term loan. (c) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed. 10.2 Repayment of Overdraft (a) The Company must repay each Overdraft by paying in full the debit balance on each Current Account on the Final Maturity Date at the latest; provided, however, that the Company may repay an Overdraft in full or in instalments at any earlier time. (b) If any funds are credited to the Current Account when the Overdraft is utilised, such payment shall represent an immediate repayment of the Overdraft and shall decrease the amount of the Overdraft by the amount of such credit. 10.3 Repayment of Unauthorised Overdraft The Company must repay any Unauthorised Overdraft immediately after its occurrence by ensuring that the debit balance on any of the Current Accounts does not exceed the Permitted Debit Balance.

0040772-0000056 EUO3: 2014944768.4 28 10.4 Repayment of Letters of Credit (a) The Company must repay each Letter of Credit in full on its Maturity Date. (b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-utilised. 11. PREPAYMENT AND CANCELLATION 11.1 Mandatory prepayment - illegality (a) If at any time: (i) it is necessary under the laws and constitution of the Republic: (A) in order to enable the Lender to enforce its rights under the Finance Documents; or (B) by reason only of the execution, delivery and performance of this Agreement by the Lender, that the Lender should be licensed, qualified or otherwise entitled to carry on business in the Republic; (ii) the Lender is or will be deemed to be resident, domiciled or carrying on business in or subject to the laws of the Republic by reason only of the execution, delivery, performance and/or enforcement of any Finance Document; (iii) in any proceedings taken in the Republic in respect of any Finance Document or for the enforcement of any Finance Document, the choice of English law as the governing law of the Finance Document will not be recognised; or (iv) it is or becomes unlawful in any applicable jurisdiction for a Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Credit, and the occurrence of any of the foregoing causes the Lender (acting reasonably) to believe it is materially prejudiced thereby then: (A) the Lender must notify the Company accordingly; and (B) the Company shall prepay the Credits on the date specified in paragraph (b) below, together with all other amounts payable by it to the Lender under the Finance Documents and the Total Commitment shall forthwith be reduced to zero, except that subparagraphs (a)(i) and (ii) above do not apply to the Lender acting through its Facility Office or having a permanently established office or branch in the Republic. (b) The date for repayment or prepayment of the Credit will be: (i) the last day of the current Term of that Credit; or (ii) if earlier, the date specified by the Lender in the notification under paragraph (a)(iv)(A) above and which must not be earlier than the last day of any applicable grace period allowed by law.

0040772-0000056 EUO3: 2014944768.4 29 11.2 Mandatory prepayment - change of control (a) The Company shall, within ten days after the occurrence of a Change of Control notify such to the Lender. Such notice shall describe in reasonable detail the facts and circumstances giving rise thereto and the date of such Change of Control and the Lender may, by notice to the Company given not later than fifty days after the date of such Change of Control, declare any amounts payable by the Company under the Finance Documents for its account to be, and such amounts shall become, due and payable, in each case on the sixtieth day after the date of such Change of Control (or if such day is not a Business Day, the succeeding day that is), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. (b) Prior to the Merger Effective Date, for the purposes of paragraph (a) above, the following terms have the following meanings: A Change of Control shall occur on the occurrence of any of the following: (i) any person or group of persons shall have acquired beneficial ownership (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder), or shares of Voting Stock representing 35 per cent. or more of the Voting Power of United States Steel Corporation; (ii) any person or group of related persons shall acquire all or substantially all of the assets of United States Steel Corporation, unless United States Steel Corporation shall have merged or consolidated with or transferred all or substantially all of its assets to another corporation and the surviving or successor or transferee corporation is no more leveraged than was United States Steel Corporation immediately prior to such event. For the purposes of this definition, the term leveraged when used with respect to any corporation shall mean the percentage represented by the total assets of that corporation divided by its stockholders' equity, in each case determined and as would be shown in a consolidated balance sheet of such corporation prepared in accordance with USGAAP; or (iii) the entire commercial participation of the Company or any part thereof after the date of this Agreement ceases to be directly or indirectly beneficially owned by United States Steel Corporation, unless such cessation results from a Permitted Merger. (c) On and after the Merger Effective Date, for the purposes of paragraph (a) above, the following terms have the following meanings: A Change of Control shall occur on the occurrence of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than any Permitted Holder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of either the aggregate ordinary Voting Power or the aggregate equity value represented by the issued and outstanding Equity Interests of United States Steel Corporation, unless, the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of United States Steel Corporation; (ii) the adoption of a plan relating to the liquidation or dissolution of United States Steel Corporation;

0040772-0000056 EUO3: 2014944768.4 30 (iii) the merger or consolidation of United States Steel Corporation with or into another entity, or the merger of another entity with or into United States Steel Corporation, other than a merger or consolidation transaction in which holders of Equity Interests representing 100% of the ordinary Voting Power represented by the Equity Interests in United States Steel Corporation immediately prior to such transaction own directly or indirectly at least a majority of the ordinary Voting Power represented by the Equity Interests (or other securities into which such securities are converted as part of such merger or consolidation transaction) in the surviving person resulting from such merger or consolidation transaction, and in substantially the same proportion as before the transaction; (iv) the sale of all or substantially all the assets of United States Steel Corporation (determined on a consolidated basis) to another person; or (v) the Company after the date of this Agreement ceases to be directly or indirectly beneficially owned by United States Steel Corporation, unless such cessation: (A) was approved in advance in writing by the Lender; or (B) results from a Permitted Merger, provided that for the purposes of subparagraphs (i) and (iv) of this definition and notwithstanding anything to the contrary in this definition or any provision of the Exchange Act: (I) if any person includes one or more Permitted Holders, the issued and outstanding Equity Interests of United States Steel Corporation directly or indirectly owned by Permitted Holders that are part of such person shall not be treated as being beneficially owned by such person or any other member of such person for purposes of this definition; and (II) a person shall be deemed not to beneficially own securities subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the securities in connection with the transactions contemplated by such agreement. (d) Notwithstanding anything to the contrary in the definition of Change of Control, the consummation of transactions contemplated by or effected in accordance with the Merger Agreement do not constitute a Change of Control. 11.3 Voluntary prepayment (a) The Company may: (i) in respect of Term Rate Revolving Loan, by giving not less than 15 Business Days' prior notice to the Lender; or (ii) in the case of a Compounded Rate Loan, five RFR Banking Days' (or such shorter period as the Lender and the Company may agree) prior notice, prepay any Credit at any time in whole or in part. (b) A prepayment of part of a Credit must be in a minimum amount of EUR250,000 and an integral multiple of EUR250,000 (or its equivalent in an Optional Currency).

0040772-0000056 EUO3: 2014944768.4 31 (c) A prepayment of all or part of a Credit must be on an Interest Payment Date. (d) For avoidance of doubt, repayment of an Overdraft under paragraph (b) of Clause 10.2 (Repayment of Overdraft) before the date of delivery of notice by the Lender requesting repayment of the debit balance on the Current Accounts or before the Final Maturity Date shall not be considered to be an event of voluntary prepayment. 11.4 Automatic cancellation The Total Commitment will be automatically cancelled at the close of business on the last day of the Availability Period. 11.5 Voluntary cancellation (a) The Company may, by giving not less than five Business Days' prior notice to the Lender, cancel the unutilised amount of the Total Commitment in whole or in part. (b) Partial cancellation of the Total Commitment must be in a minimum amount of EUR250,000 and an integral multiple of EUR250,000. 11.6 Additional right of repayment and cancellation (a) If the Company is, or will be, required to pay to the Lender: (i) a Tax Payment; or (ii) an Increased Cost, the Company may, while the requirement continues, give notice to the Lender requesting prepayment and cancellation. (b) After notification under paragraph (a) above: (i) the Company must repay or prepay the Credit on the date specified in paragraph (c) below; and (ii) the Total Commitment will be immediately cancelled. (c) The date for repayment or prepayment of the Credit will be: (i) the last day of the Term for that Credit or, in case of a Letter of Credit, 10 Business Days after the date of the notification; or (ii) if earlier, the date specified by the Company in its notification. 11.7 Mandatory prepayment and cancellation due to an Syndicated Facility Agreement Cancellation Event (a) The Company shall notify the Lender of an Syndicated Facility Agreement Cancellation Event within three Business Days of its occurrence and shall include in that notice the total commitments under the Syndicated Facility Agreement immediately prior to the Syndicated Facility Agreement Cancellation Event, the amount of cancelled commitment(s) and the percentage of cancelled commitment(s) to the total commitments under, in each case, the

0040772-0000056 EUO3: 2014944768.4 32 Syndicated Facility Agreement (the Cancellation Percentage) and the date of that Syndicated Facility Agreement Cancellation Event. (b) The Total Commitment will be automatically cancelled on the date falling five Business Days following such Syndicated Facility Agreement Cancellation Event in a proportion equal to the Cancellation Percentage. (c) If the amount of any Loans outstanding would exceed the Total Commitment after the cancellation in paragraph (b) above, the Company shall, on the date falling no later than immediately prior to the cancellation of the Total Commitment in accordance with paragraph (a) above, prepay sufficient amounts outstanding under the Loans in order for the amount outstanding to not exceed the Total Commitment after the cancellation in paragraph (b) above. In this Clause 11.7, Syndicated Facility Agreement Cancellation Event means any of the commitments being cancelled, in whole or in part, under the Syndicated Facility Agreement. 11.8 Re-borrowing of Credits Any voluntary prepayment of a Credit under Clause 11.3 (Voluntary prepayment) may be re-borrowed subject to the terms of this Agreement. Any mandatory or involuntary prepayment of a Credit may not be re-borrowed. 11.9 Miscellaneous provisions (a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits, and, in case of cancellation, if any of the affected Credit is an Overdraft, how the Permitted Debit Balance on the relevant Current Account has been reduced. (b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs. (c) The Lender may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation. (d) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement. (e) No amount of the Total Commitment cancelled under this Agreement may subsequently be reinstated. 11A. RATE SWITCH 11A.1 Switch to Compounded Reference Rate Subject to Clause 11A.2 (Delayed switch for existing Term Rate Overdrafts and Term Rate Revolving Loans), on and from the Rate Switch Date for a Rate Switch Currency: (a) use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Loans in that Rate Switch Currency; and (b) any Loan in that Rate Switch Currency shall be a "Compounded Rate Loan" and Clause 12.3 (Calculation of interest – Compounded Rate Loans) shall apply to each such Loan.

0040772-0000056 EUO3: 2014944768.4 33 11A.2 Delayed switch for existing Term Rate Overdrafts and Term Rate Revolving Loans If the Rate Switch Date for a Rate Switch Currency falls before the last day of a Term for Term Rate Overdraft or Term Rate Revolving Loan in that currency: (a) that Loan or Overdraft shall continue to be a Term Rate Overdraft or Term Rate Revolving Loan for that Term and Clause 12.1 (Calculation of interest – Term Rate Revolving Loan) or Clause 12.2 (Calculation of interest – Term Rate Overdraft), as applicable, shall continue to apply to that Loan for that Term; (b) any provision of this Agreement which is expressed to relate to a Compounded Rate Currency shall not apply in relation to that Loan for that Term; and (c) on and from the first day of the next Term (if any) for that Loan: (i) that Loan shall be a "Compounded Rate Loan"; and (ii) Clause 12.3 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan. 11A.3 Notifications by the Lender (a) Subject to paragraph (c) below, following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Lender shall: (i) promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Company of that occurrence; and (ii) promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Company of that date. (b) The Lender shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the Company of that occurrence. (c) The Parties agree that the FCA Cessation Announcement constitutes a Rate Switch Trigger Event in relation to USD, that the Rate Switch Trigger Event Date applicable to such Rate Switch Trigger Event in relation to USD will be 30 June 2023 and that the Lender is not under any obligation under paragraph (a) above to notify the Company of such Rate Switch Trigger Event or Rate Switch Trigger Event Date resulting from the FCA Cessation Announcement. (d) For the purposes of paragraph (c) above, the "FCA Cessation Announcement" means the announcement on 5 March 2021 by the UK's Financial Conduct Authority that all LIBOR settings will, as of certain specified future dates, either cease to be provided by any administrator or no longer be representative of the market and economic reality that they are intended to measure and that such representativeness will not be restored. 12. INTEREST 12.1 Calculation of interest – Term Rate Revolving Loan The rate of interest on each Term Rate Revolving Loan for its Term is the percentage rate per annum equal to the aggregate of the applicable: (a) Margin; and

0040772-0000056 EUO3: 2014944768.4 34 (b) the respective IBOR. 12.2 Calculation of interest – Term Rate Overdraft The rate of interest on each Term Rate Overdraft for its Term is the percentage rate per annum equal to the aggregate of the applicable: (a) Margin; and (b) the respective IBOR applicable for the relevant day for which the interest is calculated. 12.3 Calculation of interest – Compounded Rate Loans (a) The rate of interest on each Compounded Rate Loan for any day during a Term is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day. (b) If any day during a Term for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 12.4 Payment of interest Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest: (a) on each Revolving Loan made to it on the last day of its Term; or (b) on each Overdraft on the first day of each calendar month, in respect of the immediately preceding calendar month; (the Interest Payment Date) in any case in accordance with supporting documentation supplied to the Company by the Lender via email on monthly basis in a form agreed between the Parties. 12.5 Interest on overdue amounts (a) If the Company fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Lender pay interest on the overdue amount from its due date up to the date of actual payment. (b) Interest on an overdue amount is payable at a percentage rate per annum equal to the aggregate of the applicable: (i) Margin; (ii) Cost of Funds Rate; and (iii) two per cent. per annum. For the purposes of this paragraph, the Lender may (acting reasonably) (except with respect to an Unauthorised Overdraft) in respect of a Term Rate Overdraft or Term Rate Revolving Loan: (A) select successive Terms of any duration of up to three months; and

0040772-0000056 EUO3: 2014944768.4 35 (B) determine the appropriate Rate Fixing Day for that Term. (c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Term Rate Overdraft or Term Rate Revolving Loan and becomes due and payable before the last day of its current Term, then: (i) the first Term for that overdue amount will be the unexpired portion of that Term; and (ii) the rate of interest on the overdue amount for that first Term will be two per cent. per annum above the rate then payable on that Loan. After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above. (d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable. 12.6 Notification of rates of interest (a) The Lender must promptly notify the Company of the determination of a rate of interest relating to a Term Rate Overdraft or a Term Rate Revolving Loan. (b) The Lender shall promptly upon a Compounded Rate Interest Payment being determinable notify: (i) the Company of that Compounded Rate Interest Payment; and (ii) the Company of each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment. This paragraph (b) shall not apply to any Compounded Rate Interest Payment in relation to a Loan to which the Cost of Funds Rate applies. (c) The Lender shall promptly notify the Company of the determination of a rate of interest relating to a Compounded Rate Loan to which the Cost of Funds Rate applies. (d) This Clause 12.5 shall not require the Lender to make any notification to the Company on a day which is not a Business Day. 12.7 Acknowledgement The Company acknowledges and confirms for the benefit of the Lender that it has been informed about the amount of the annual percentage rate of interest of each Loan and on the fees that the Company shall pay under the Finance Documents in compliance with section 37(2) of the Slovak Banking Act. 13. TERMS 13.1 Selection (a) Each Revolving Loan has one Term only. (b) The Company must select the Term for a Revolving Loan in the relevant Request. (c) Subject to the following provisions of this Clause 13, each Term for a Revolving Term Rate Loan will be one, two or three months.

0040772-0000056 EUO3: 2014944768.4 36 13.2 No overrunning the Final Maturity Date If a Term would otherwise overrun the Final Maturity Date, it will be shortened (subject to paragraph (g) of Clause 7.2 (Completion of Requests) so that it ends on the Final Maturity Date. The Company will have no obligation to pay Break Costs or other costs arising from such shortening. 13.3 Notification The Lender must notify the Company of the duration of each Term promptly after ascertaining its duration. 14. MARKET DISRUPTION 14.1 Market disruption – prior to Rate Switch Date (a) In this Clause 14, a market disruption event occurs if: (i) the Screen Rate is not available; and (ii) in relation to a Term Rate Revolving Loan only, it is not possible to calculate an Interpolated Screen Rate for that Term Rate Revolving Loan. (b) The Lender must promptly notify the Company of a market disruption event. (c) After notification under paragraph (b) above, the rate of interest on the affected Loan for the relevant Term will be the aggregate of the applicable: (i) Margin; and (ii) Cost of Funds Rate. 14.2 Alternative basis of interest or funding (a) If a market disruption event occurs and the Lender or the Company so requires, the Company and the Lender must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan. (b) Any alternative basis agreed will be binding on all the Parties. 14.3 Interest calculation if no RFR or Central Bank Rate If: (a) there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non- Cumulative Compounded RFR Rate for an RFR Banking Day during a Term for a Compounded Rate Loan; and (b) "Cost of funds will apply as a fallback" is specified in respect of that Loan in the Compounded Rate Terms for that Loan, the Cost of Funds Rate shall apply to that Loan for that Term.

0040772-0000056 EUO3: 2014944768.4 37 15. TAXES 15.1 Gross-up All payments by the Company under the Finance Documents shall be made without any Tax Deduction, except to the extent that the Company is required by law to make payment subject to any Taxes. If any Relevant Tax or amounts in respect of any Relevant Tax must be deducted from any amounts payable or paid by the Company, or paid or payable by the Lender under the Finance Documents, the Company shall, subject to Clause 15.4 (Exception to the gross-up), pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had that payment not been made subject to any Relevant Tax. 15.2 Tax receipts All Taxes required by law to be deducted or withheld by the Company from any amounts paid or payable under the Finance Documents shall be paid by the Company when due and the Company shall, within 15 days of receipt of evidence of the payment being made, deliver the same to the Lender. 15.3 Reimbursement of tax credit If the Company pays any additional amount (a Tax Payment) under Clause 15.1 (Gross-up) for the account of a Lender, and the Lender effectively obtains, or could have effectively obtained by taking reasonable action (in which case the Lender shall be treated as actually having obtained), a refund of Tax, or credit against Tax, by reason of that Tax Payment (a Tax Credit), then the Lender shall reimburse to the Company such amount as the Lender shall reasonably determine to be the proportion of the Tax Credit as will leave the Lender (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. Notwithstanding the foregoing, the Lender may choose not to make or to limit the amount or alter the timing of any Tax Credit if to do otherwise would result in a material adverse effect to the Lender or on its relationship with the relevant Tax authority. Upon reasonable request from the Company, the Lender shall provide the Company with a certification concerning whether or not a Tax Credit was obtained or was attempted to be obtained by the Lender as well as reasonable detail concerning the amount of the Tax Credit. The Lender is not obliged to disclose any information regarding its Tax affairs or computations to any other person. 15.4 Exception to the gross-up The Company is not required to pay an additional amount for the account of a Lender under Clause 15.1 (Gross-up): (a) to the extent that the obligation to pay the additional amount would not have arisen but for the failure by the Lender to provide (within a reasonable period after being requested to do so by the Company and at the cost of the Company) any form, certificate or other documentation: (i) the provision of which would have relieved (in whole or in part) the Company from the relevant withholding obligation; and (ii) which it is fully within the power of the Lender to provide; (b) if the Lender has not complied with its obligations under paragraph (a) of Clause 15.5 (Tax confirmation) for a period of 90 days from the date that Lender became aware that it could not give the confirmation referred to in paragraph (a) of Clause 15.5 (Tax confirmation); or

0040772-0000056 EUO3: 2014944768.4 38 (c) if the confirmation provided by the Lender under paragraph (a) of Clause 15.5 (Tax confirmation) is incorrect when made. 15.5 Tax confirmation (a) The Lender confirms to the Company that on the date of this Agreement under the terms of a double taxation treaty between the jurisdiction in which the Lender is resident and the Republic payments due to it under the Finance Documents may be made without deduction or withholding on account of any Tax imposed or levied by the Republic (or any political subdivision or taxing authority of the Republic) under the laws of the Republic, as interpreted and applied on the date of this Agreement. (b) If a Lender becomes aware that it could not, on any particular day, give the confirmation referred to in paragraph (a) above, it shall promptly but in any event within 90 days, notify such to the Company. 15.6 Stamp taxes The Company must pay and indemnify the Lender against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate. 15.7 Value added taxes (a) Any amount (including costs, fees and expenses) payable under a Finance Document by the Company is exclusive of any value added tax or similar tax that might be chargeable in connection with that amount. If any such value added tax or similar tax is chargeable, the Company must pay (in addition to and at the same time as it pays that amount) an amount equal to the amount of that value added tax or similar tax. (b) The obligation of the Company under paragraph (a) above will be reduced to the extent that the Lender is entitled to repayment or a credit in respect of the relevant value added tax or similar tax. 15.8 FATCA information (a) Subject to paragraph (c) below, each Party must, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; and (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party requests to enable that other Party to comply with FATCA. (b) If a Party confirms to another Party pursuant to subparagraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, that Party must notify that other Party reasonably promptly.

0040772-0000056 EUO3: 2014944768.4 39 (c) No Party is obliged to do anything under paragraphs (a) or (b) above which would reasonably be expected to constitute a breach of any of the following: (i) applicable law or regulation; (ii) its fiduciary duty to any third party; or (iii) its duty of confidentiality to any third party. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information relating to its status under FATCA requested in accordance with paragraph (a) (including where paragraph (c) above applies), then that Party may be treated for the purposes of the Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until it provides the requested confirmation, forms, documentation or other information. 15.9 Other information (a) Subject to paragraph (b) below, each Party must, within ten Business Days of a reasonable request by another Party, supply to that other Party such forms, documentation and other information relating to its status as that other Party requests to enable that other Party to comply with any regulations made under any applicable law or regulation implementing international arrangements for the exchange of Tax or financial information between jurisdictions. (b) No Party is obliged to do anything under paragraph (a) above which would reasonably be expected to constitute a breach of any of the following: (i) applicable law or regulation; (ii) its fiduciary duty to any third party; or (iii) its duty of confidentiality to any third party. 15.10 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party is required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party must, promptly on becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment. 16. INCREASED COSTS 16.1 Increased Costs Except as hereinafter provided in this Clause 16, the Company must pay to the Lender the amount of any Increased Cost incurred by the Lender or its Holding Company as a result of: (a) the introduction of, or any change in, or any change in the interpretation, or application of, any law or regulation; or

0040772-0000056 EUO3: 2014944768.4 40 (b) compliance with any law or regulation made after the date of this Agreement; or (c) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV. The Lender agrees to notify the Company promptly upon becoming aware that this Clause 16.1 applies. 16.2 Exceptions (a) The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is: (i) compensated for under another Clause or would have been but for an exception to that Clause; (ii) a tax on the overall net income of the Lender or its Holding Company; (iii) attributable to a FATCA Deduction required to be made by a Party; (iv) attributable to the Lender or its Holding Company wilfully failing to comply with any law or regulation; (v) on failure of the Lender or its Holding Company to notify the Company of that increased cost within 45 days of becoming aware of it; or (vi) attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III or CRD IV) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates). (b) In this Agreement: Basel III means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee in December 2010, each as amended; and (ii) any further guidance or standards published by the Basel Committee relating to "Basel III". Basel Committee means the Basel Committee on Banking Supervision. CRD IV means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012); and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions

0040772-0000056 EUO3: 2014944768.4 41 and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC. 16.3 Claims (a) The Lender intending to make a claim for an Increased Cost must notify the Company of the circumstances giving rise to and the amount of the claim. (b) The Lender must, as soon as practicable after a demand by the Company, provide a certificate confirming the amount of its Increased Cost. 17. MITIGATION If circumstances arise that would, or would on the giving of notice, result in: (a) any additional amounts becoming payable under Clause 15 (Taxes); (b) any amount becoming payable under Clause 16 (Increased Costs); (c) any prepayment or cancellation under Clause 11 (Prepayment and Cancellation); or (d) the Lender incurring any cost of complying with the minimum reserve requirements of its supervising and regulating entity, then, without limiting the obligations of the Company under this Agreement and without prejudice to the terms of Clauses 15 (Taxes), 16 (Increased Costs) and 11 (Prepayment and Cancellation), the Lender shall, in consultation with the Company, take such reasonable steps as may be open to it to mitigate or remove the relevant circumstance, including (without limitation) changing its Facility Office to one in another jurisdiction or the transfer of its rights and obligations under this Agreement to another person, unless to do so might (in the reasonable opinion of the Lender) be materially prejudicial to it. 18. PAYMENTS 18.1 Place Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by the Company under the Finance Documents must be made to the Lender to its account at such office or bank in the principal financial centre of a Participating Member State or London, as it may notify to the Company for this purpose by not less than ten Business Days' prior notice. 18.2 Funds Payments under the Finance Documents to the Lender must be made for value on the due date at such times and in such funds as the Lender may acting reasonably specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment. 18.3 Currency (a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause 18.3.

0040772-0000056 EUO3: 2014944768.4 42 (b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated. (c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date. (d) Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred. (e) Each other amount payable under the Finance Documents is payable in euros. 18.4 No set-off or counterclaim All payments made by the Company under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim. 18.5 Business Days (a) If a payment under the Finance Documents is due on a day that is not a Business Day, the due date for that payment will instead be the next Business Day. (b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date. 18.6 Partial payments (a) If the Lender receives a payment insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Lender must apply that payment towards the obligations of the Company under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Lender may vary the order set out in sub-paragraphs (a)(ii) to (iv) above. (c) This Subclause will override any appropriation made by the Company. 18.7 Timing of payments If a Finance Document does not provide for when a particular payment is due, that payment will be due 30 days after receipt by the Company of a claim (accompanied by, if available, separate invoices) signed on behalf of the Lender specifying the amount due, the provision of the Finance Document under which the Company’s liability to pay arises and setting out in reasonable detail a calculation of the amount due.

0040772-0000056 EUO3: 2014944768.4 43 19. REPRESENTATIONS AND WARRANTIES 19.1 Representations and warranties The Company makes the representations and warranties set out in this Clause 19 (Representations and warranties) to the Lender. 19.2 Status (a) It is a limited liability company duly organised and validly existing under the laws of the Republic. (b) It has the power to own its property and Assets. (c) It has power to carry on its business as it is now being conducted. 19.3 Powers and authority It has the power to enter into and perform, and has taken all necessary action to authorise, the execution, delivery and performance of the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents. 19.4 Legal validity Each Finance Document to which it is a party: (a) constitutes, or when executed will constitute, its legal, valid and binding obligation enforceable in accordance with its terms; and (b) is in proper form for its enforcement in the Republic if accompanied by a certified Slovak translation, save that enforcement of the Company’s obligations under the Finance Documents may be affected by insolvency, bankruptcy and similar laws affecting the rights of creditors generally. 19.5 Non-conflict The execution, delivery and performance of the Finance Documents to which it is or will be a party by it will not: (a) violate in any respect any provision of: (i) any applicable law or regulation of the Republic or any order of any governmental, judicial or public body or authority in the Republic binding on the Company; (ii) the laws and documents incorporating and constituting the Company; or (iii) any mortgage, agreement or other financial undertaking or instrument to which the Company is a party or which is binding upon any Assets of the Company; or (b) to the best of the Company’s knowledge result in the creation or imposition of any Security Interest on any Assets of the Company pursuant to the provisions of any mortgage, agreement or other undertaking or instrument to which the Company is a party or which is binding upon it.

0040772-0000056 EUO3: 2014944768.4 44 19.6 No default No Default is outstanding. 19.7 Authorisations All authorisations and other requirements of governmental, judicial and public bodies and authorities required by any member of the Group or advisable in connection with the execution, delivery, performance, validity and enforceability of the Finance Documents have been obtained or effected and are in full force and effect. 19.8 Litigation Except to the extent as disclosed in writing to the Lender: (a) there is no litigation, arbitration or administrative proceedings relating to any member of the Group that is material to the Company, the same are not current or pending or, to the knowledge of the Company, threatened; and (b) no litigation, arbitration or administrative proceedings are current or pending or, to the knowledge of the Company, threatened, which would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents. 19.9 Title Except to the extent disclosed in writing to the Lender, it has valid leases or good and marketable title to all its material Fixed Assets which are reflected in the most recent audited unconsolidated financial statements of the Company delivered to the Lender under Clause 20.2 (Financial Information), subject to any disposal permitted under Clause 21.7 (Disposals) and to no Security Interest securing Financial Indebtedness over such Fixed Assets, except any Permitted Security Interest. 19.10 Borrowing limits The borrowing of the full amount available under this Agreement will not cause any limit on its borrowing or other powers or on the exercise of such powers by its board of directors whether imposed by the Company's Articles of Association or similar document or by statute, regulation, or agreement, to be exceeded. 19.11 Immunity Subject to any general provisions of law with respect to immunity of certain assets from attachment and from execution, referred to in any legal opinion required under this Agreement, it is not entitled to claim immunity from suit, attachment, enforcement or other legal process in the Republic. 19.12 Solvency (a) It is not insolvent (v úpadku); and (b) it has not taken any action nor, so far as it is aware have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution, reorganisation, or bankruptcy the enforcement of any encumbrance over its assets or for the appointment of a receiver, administrative receiver or administrator, trustee or similar officer of it or of any or all of its assets or revenues.

0040772-0000056 EUO3: 2014944768.4 45 19.13 Information (a) All factual information provided in writing by an officer of any member of the Group, United States Steel Corporation or any Subsidiary of United States Steel Corporation to the Lender in connection with the Finance Documents was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given by that person. (b) Nothing was omitted from the information referred to in paragraph (a) above which, if disclosed, would make that information untrue or misleading in any material respect. (c) Nothing has occurred since the date of the information referred to in paragraph (a) above which, if disclosed, would make that information untrue or mislead in any material respect. 19.14 No notarial deed No member of the Group has created any notarial deed (as referred to in section 45.2 of the Slovak Act No. 233/1995 Coll., as amended) in relation to any Financial Indebtedness. 19.15 Financial statements Its audited unconsolidated financial statements most recently delivered to the Lender (which, at the date of the Eleventh Supplemental Agreement are the Financial Statements dated 31 December 2023): (a) have been prepared in accordance with the International Financial Reporting Standards, consistently applied; and (b) fairly represent its unconsolidated financial condition as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements. 19.16 Slovak Banking Act (a) It represents that it is not a person having any special relationship (osobitný vzťah) as defined in the Slovak Banking Act, to the Lender. (b) When making any payment under or in connection with any Finance Document, it will use solely the funds owned by it. (c) It is entering into each Finance Document as a principal and not as agent and, in its own name on its own account. 19.17 Slovak Public Sector Partners Act It is duly registered as a public sector partner (partner verejného sektora) in the register of public sector partners (register partnerov verejného sektora) in accordance with the Slovak Public Sector Partners Act. 19.18 ERISA Each ERISA Plan of the Company and of each ERISA Affiliate of the Company complies in all material respects with all applicable requirements of law and regulation. No Reportable Event has occurred with respect to any ERISA Plan, and no steps have been taken to terminate any ERISA Plan that would reasonably be expected to have a material adverse effect on the ability of the Company to

0040772-0000056 EUO3: 2014944768.4 46 perform its obligations under the Finance Documents. Neither the Company nor any of its ERISA Affiliates has had a complete or partial withdrawal from any Multiemployer Plan or initiated any steps to do so that would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents. 19.19 Margin Regulations Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. 19.20 Centre of Main Interests Its Centre of Main Interests is situated in its jurisdiction of incorporation and it has no Establishment in any other jurisdiction. 19.21 Times for making representations and warranties (a) The Company makes the representations and warranties set out in this Clause 19 on the date of this Agreement. (b) Unless a representation and warranty is expressed to be given at a specific date (other than as a result of the operation of paragraph (a) above), each representation and warranty is deemed to be repeated by the Company on the date of each Request and the first day of each Term except that the representations and warranties in Clauses 19.5(a)(iii) and 19.5(b) (Non- conflict), 19.8(a) (Litigation) and 19.18 (ERISA) shall not be repeated by the Company. (c) When the representation and warranty in Clause 19.6 (No default) is repeated on a Request for a Rollover Loan or the first day of a Term for a Loan (other than the first Term for that Loan), the reference to a Default will be construed as a reference to an Event of Default. (d) Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. 20. INFORMATION COVENANTS 20.1 Duration The undertakings in this Clause 20 (Information Covenants) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under any Finance Document. 20.2 Financial Information The Company shall furnish to the Lender: (a) the annual audited unconsolidated financial statements of the Company including the report of independent auditors and accompanying notes for each of its financial years as soon as practicable (and in any event within 210 days from the financial year-end), such financial statements: (i) to be prepared in accordance with the International Financial Reporting Standards consistently applied; (ii) to be audited by an internationally recognised firm of accountants;

0040772-0000056 EUO3: 2014944768.4 47 (iii) to give a true and fair view of the financial condition of the Company and the result of its operations for the period ended on the date to which such financial statements were prepared; and (iv) signed by the chief financial officer (or equivalent), or by two senior officers of the Company; (b) the annual unaudited consolidated financial statements of the Group to be prepared in accordance with USGAAP consistently applied, annually, i.e. for each of its financial years as soon as practicable (and in any event within 120 days after the end of each of its financial years) certified by the chief financial officer (or equivalent) of the Company; (c) (i) prior to the Notice Effective Date, the quarterly unaudited consolidated financial statements of the Group to be prepared in accordance with USGAAP consistently applied, i.e. for the first three quarters (i.e. each of the quarterly periods ending on 31 March, 30 June and 30 September each year) of each financial year, and, for the avoidance of doubt: (A) financial statements submitted for the quarter ending on 31 March shall contain financial data for the period starting on 1 January of the given financial year and ending on 31 March of the given financial year; (B) financial statements submitted for the quarter ending on 30 June shall contain financial data for the period starting on 1 January of the given financial year and ending on 30 June of the given financial year; and (C) financial statements submitted for the quarter ending on 30 September shall contain financial data for the period starting on 1 January of the given financial year and ending on 30 September of the given financial year; (D) as soon as practicable (and in any event within 60 days after the end of the relevant quarter) certified by the chief financial officer (or equivalent) of the Company; (ii) on and after the Notice Effective Date, the quarterly unaudited consolidated financial statements of the Group to be prepared in accordance with US GAAP consistently applied for the first three quarters (i.e. each of the quarterly periods ending on 30 June, 30 September, and 31 December each year) of each financial year and, for the avoidance of doubt: (A) financial statements submitted for the quarter ending on 30 June shall contain financial data for the period starting on 1 April of the given financial year and ending on 30 June of the given financial year; (B) financial statements submitted for the quarter ending on 30 September shall contain financial data for the period starting on 1 April of the given financial year and ending on 30 September of the given financial year; and (C) financial statements submitted for the quarter ending on 31 December shall contain financial data for the period starting on 1 April of the given financial year and ending on 31 December of the given financial year,

0040772-0000056 EUO3: 2014944768.4 48 as soon as practicable (and in any event within 60 days after the end of the relevant quarter) certified by the chief financial officer (or equivalent) of the Company; (d) together with the financial statements referred to in paragraph (a) above, a certificate of the Company signed by the chief financial officer (or equivalent) of the Company certifying: (i) that no Event of Default has occurred (or, if it has, specifying it and the steps being taken to remedy it); and (ii) the identity of its all Subsidiaries: (A) whose total assets (being the total of fixed assets and current assets) (consolidated in the case of a Subsidiary which itself has one or more Subsidiaries) represent not less than 7.5 per cent, of the Company's total consolidated fixed assets: and/or (B) whose gross revenues (being gross revenues less internal revenues (excluding exceptionals), before operating expenses and depreciation) (consolidated in the case of a Subsidiary which itself has one or more Subsidiaries) represent not less than 7.5 per cent, of the consolidated gross revenues of the Group (being gross revenues (excluding exceptionals) before operating expenses and depreciation on a consolidated basis as shown in the Latest Accounts); and (e) together with the financial statements referred to in paragraph (c) above, a certificate of the Company signed by the chief financial officer (or equivalent) of the Company listing the following information: (i) the average production capacity (in percentage) which the Company used in the quarter for which such certificate is furnished to the Lender; (ii) the average selling prices of steel which the Company realised in the quarter for which such certificate is furnished to the Lender. 20.3 Information - miscellaneous (a) The Company shall furnish to the Lender from time to time with reasonable promptness, such further information regarding the business and financial condition of the Company as the Lender may reasonably request. (b) The Company shall promptly notify the Lender of any material business or financial event, including without limitation, any litigation, arbitration, administrative or other proceedings being commenced, which would reasonably be expected to adversely affect its ability to perform its obligations under the Finance Documents. (c) Subject to paragraph (d) below, the Company must promptly on the request of Lender supply to the Lender any documentation or other evidence that is reasonably requested by the Lender (whether for itself or any prospective new Lender) to enable the Lender or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements. (d) The Company is only required to supply any information under paragraph (c) above, if the necessary information is not already available to the Lender and the requirement arises as a result of:

0040772-0000056 EUO3: 2014944768.4 49 (i) the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of the Company or any change in the composition of shareholders of the Company after the date of this Agreement; or (iii) a proposed assignment or transfer by the Lender of any of its rights and/or obligations under this Agreement to a person that is not a Lender before that assignment or transfer. 20.4 Notification of Default The Company must notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 20.5 Slovak banking regulations (a) Subject to paragraph (b) below, in case of any change to: (i) the amount of the Company's registered capital; or (ii) the participation interest(s) in the Company; or (iii) the voting rights attached to any and all participation interest(s) in the Company, the Company must supply to the Lender a list of its participants reflecting the situation after such change, promptly after the effectiveness of such change but in each case no later than within five Business Days after the effectiveness of such change. (b) The Company is not obliged to supply the list of participants under paragraph (a) above if any such change concerns a participant (spoločník) holding: (i) a participation interest not exceeding 10 per cent. of the registered capital of the Company; or (ii) voting rights not exceeding 10 per cent. of all voting rights in the Company. (c) For the purposes of this Clause 20.5, a list of participants means a list of persons (whether individuals or legal entities) holding: (i) a participation interest exceeding 10 per cent. of the registered capital of the Company; or (ii) voting rights exceeding 10 per cent. of all voting rights in the Company, containing: (i) in case of individuals, the name, family name, business name, identification number or birth certificate number, permanent address or place of business (if different from the permanent address) of that participant; and (ii) in case of legal entities, the business name, the legal form, identification number and the registered seat of that participant. 21. GENERAL COVENANTS 21.1 Authorisations The Company shall obtain and promptly renew from time to time all authorisations as may be required under any applicable law or regulation to enable it to perform its obligations under the Finance Documents, or required for the validity or enforceability of any Finance Document, shall comply with the terms of the same and will ensure the availability and transferability of sufficient foreign exchange to enable it to comply with its obligations under the Finance Documents. 21.2 Slovak Public Sector Partners Act The Company shall, to the extent required by law or regulation including without limitation legal regulations, in particular the Slovak Public Sector Partners Act, ensure that it is at all times duly

0040772-0000056 EUO3: 2014944768.4 50 registered as a public sector partner (partner verejného sektora) in the register of public sector partners (register partnerov verejného sektora) in accordance with the Slovak Public Sector Partners Act. 21.3 Corporate existence (a) The Company shall maintain its corporate existence and its right to carry on its operations and will acquire, maintain and renew all rights, licences, concessions, contracts, powers, privileges, leases, lands, sanctions and franchises necessary or useful for the conduct of its operations except, in each case, where the failure to do so would not reasonably be expected to materially adversely affect the Company's ability to perform its obligations under the Finance Documents. (b) The Company shall not: (i) change its name; (ii) prior to the Notice Effective Date, change its financial year end from 31 December; or (iii) on and after the Notice Effective Date, change its financial year end from 31 March. 21.4 Insurance The Company shall effect and maintain such insurance over and in respect of its Assets and business covering such risks and in such amounts as United States Steel Corporation maintains from time to time with respect to other similar steel-making facilities owned by United States Steel Corporation, subject to such deductibles and other forms of self-insurance as from time to time are generally applicable to such other steel-making facilities provided such coverage is available to the Company on similar or better terms. 21.5 Pari passu The Company shall procure that its obligations under the Finance Documents do and will constitute its direct, unconditional, unsecured, unsubordinated and general obligations and do and will rank at least pari passu with all other present and future unsecured and unsubordinated Financial Indebtedness issued, created or assumed by it other than amounts which are afforded priority by applicable law. 21.6 Negative pledge The Company shall not without the prior consent of the Lender in writing, create, assume or permit to exist any Security Interest over all or any of its Assets to secure Financial Indebtedness other than a Permitted Security Interest. 21.7 Disposals (a) Except with the prior consent of the Lender in writing or as provided in paragraph (b) below, the Company shall not either in a single transaction or in a series of transactions whether related or not and whether voluntary or involuntary, sell, transfer, grant or lease or otherwise dispose of (in each case whether conditionally or otherwise) any of its Fixed Assets other than Permitted Disposals. (b) Notwithstanding paragraph (a) above, in any financial year of the Company, Fixed Assets having an aggregate book value in, or included for the purposes of, the Latest Accounts, not exceeding the aggregate of 30 per cent. of all Fixed Assets (as shown in or included for the purposes of the Latest Accounts) may be disposed of where the disposal is on arm's length

0040772-0000056 EUO3: 2014944768.4 51 commercial terms; provided, however, that in no case shall the Company be permitted to dispose of more than 50 per cent of all Fixed Assets (as shown in or included for purpose of the financial statement of the Company for the six-month period ended 30 June 2021). 21.8 Mergers The Company shall not, without the prior consent of the Lender in writing, enter into any merger or other arrangement of a similar nature other than a Permitted Merger. 21.9 Change of business Except with the prior consent of the Lender in writing, the Company shall not make or threaten to make any substantial change in its business as conducted on the date of this Agreement. 21.10 Environmental compliance Except to the extent disclosed in writing to the Lender, the Company shall comply with applicable Environmental Law except where failure to do so would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents. For this purpose, Environmental Law means: (a) all environmental authorisations applicable to the Company; and (b) all other applicable environmental laws, rules and regulations concerning the protection of human health or the environment or the transportation of any substance capable of causing harm to man or any other living organism or the environment or public health or welfare, including, without limitation, hazardous, toxic, radioactive or dangerous waste. 21.11 Lending and Borrowing (a) Subject to paragraph (b) below, the Company shall not, and the Company shall procure that no member of the Group shall incur any Financial Indebtedness other than: (i) Financial Indebtedness not exceeding EUR600,000,000 (or its equivalent) in aggregate (including amounts borrowed under the Finance Documents); (ii) Financial Indebtedness upon terms approved by the Lender; (iii) currency and commodity hedging used only to mitigate the risks relating to fluctuations in currencies and commodity prices, provided each such hedging arrangement is entered into for a period no longer than 18 months; (iv) for the avoidance of doubt, operating lease obligations; (v) for the avoidance of doubt, trade payables and other contractual obligations to suppliers and customers in the ordinary course of trading; (vi) debt subordinated to the Loans under subordination agreements acceptable to the Lender; and (vii) any refinancing of any of the foregoing up to the same principal amount. (b) The obligation under paragraph (a) above shall apply only until the Company delivers to the Facility Agent under, and as defined in, the Syndicated Facility Agreement the first Compliance Certificate (as defined in the Syndicated Facility Agreement) in accordance with

0040772-0000056 EUO3: 2014944768.4 52 clause 17.4 (Compliance Certificate) of the Syndicated Facility Agreement which confirms that the Company complies with its obligations under clause 18 (Financial covenants) of the Syndicated Facility Agreement. 21.12 No notarial deed The Company shall not and the Company shall procure that no other member of the Group will, create any notarial deed (as referred to in section 45.2 of the Slovak Act No. 233/1995 Coll., as amended) in relation to any Financial Indebtedness. 21.13 No Margin Stock The Company may not: (a) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or (b) use any Loan or allow any Loan to be used, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations. 21.14 Centre of Main Interests The Company must not cause or allow its registered office or Centre of Main Interests to be in, or maintain an Establishment in, any jurisdiction other than its jurisdiction of incorporation. 22. DEFAULT 22.1 Events of Default Each of the events set out in Clauses 22.2 (Non-payment) to 22.10 (Cross-acceleration) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Company or any other person). 22.2 Non-payment The Company does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and (if the failure to pay is caused solely by technical or administrative error) it is not remedied within five Business Days of its due date. 22.3 Breach of other obligations The Company fails to comply with any of its obligations under the Finance Documents (other than those referred to in Clause 22.2 (Non-payment)) and the failure to comply (if it is capable of remedy) remains unremedied for 30 days after the earlier of: (a) the day when the Lender gives the Company notice of the failure to comply; and (b) the day when the Company became aware of the failure to comply. 22.4 Misrepresentation Any representation, warranty or statement made or repeated in the Finance Documents or in any written certificate or statement delivered, made or issued by or on behalf of the Company under the Finance Documents or in connection with the Finance Documents shall at any time be incorrect in any

0040772-0000056 EUO3: 2014944768.4 53 respect when so made or repeated or deemed to be made or repeated and the circumstances giving rise to such misrepresentation would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Finance Documents. 22.5 Insolvency/enforcement (a) Any action is taken by the Company or one of its Affiliates for the dissolution or termination of existence or liquidation of the Company; (b) an application by the Company for bankruptcy (konkurz), restructuring (reštrukturalizácia) or moratorium, or an arrangement with creditors of the Company is entered into, or any other proceeding or arrangement by which the Assets of the Company are submitted to the control of its creditors occurs or is entered into; (c) the Company is adjudged bankrupt pursuant to a final non-appealable order; (d) there is appointed a liquidator, trustee, administrator, receiver or similar officer of the Company or a receiver of all or substantially all of the Assets of the Company; (e) all or substantially all of the Assets of the Company are attached or distrained upon or the same become subject at any time to any order of a court or other process and such attachment, distraint, order or process remains in effect and is not discharged within thirty days; (f) the Company becomes insolvent (v úpadku) or is declared insolvent by a competent governmental or judicial authority or admits in writing its inability to pay its debts as they fall due; (g) a moratorium is made or declared in respect of all or any Financial Indebtedness of the Company; or (h) the Company becomes a “company in crisis” for the purposes of section 67a of the Slovak Commercial Code (Act No. 513/1991 Coll., as amended). 22.6 Cessation of business The Company ceases or threatens to cease to carry on the whole or a substantial part of its business, save as permitted by Clause 21.7 (Disposals) and Clause 21.8 (Mergers). 22.7 Revocation of authorisation (a) Any authorisation or other requirement of any governmental, judicial or public body or authority necessary to enable the Company under any applicable law or regulation to perform its obligations under the Finance Documents or for its businesses or required for the validity or enforceability of the Finance Documents is modified, revoked, withdrawn or withheld in any material respect or fails to remain in full force and effect for more than 30 days. (b) The Company fails to comply with any authorisation or other requirement set out in paragraph (a) above. 22.8 Expropriation All or any substantial part of the Assets of the Company is seized or expropriated by any authority.

0040772-0000056 EUO3: 2014944768.4 54 22.9 Unlawfulness At any time it is unlawful for the Company to perform such of its obligations under the Finance Document as are, in the reasonable opinion of the Lender, material. 22.10 Cross-acceleration (a) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (b) No Event of Default will occur under this Clause 22.10 if the aggregate amount of Financial Indebtedness for Financial Indebtedness falling within paragraph (a) above is less than EUR50,000,000 (or its equivalent in any other currency or currencies). 22.11 Acceleration If an Event of Default is outstanding, the Lender may by notice to the Company: (a) cancel all or any part of the Total Commitments; and/or (b) declare that all or part of any amounts outstanding under the Finance Documents are: (i) immediately due and payable; and/or (ii) payable on demand by the Lender; and/or (c) declare that full cash cover in respect of each Letter of Credit is immediately due and payable. Any such notice will take effect in accordance with its terms. 23. EVIDENCE AND CALCULATIONS 23.1 Accounts Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings. 23.2 Certificates and determinations Any certification or determination by the Lender of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates. 23.3 Calculations (a) Any interest or fee accruing under this Agreement accrues from day to day and the amount of any such interest, commission or fee is calculated: (i) on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Lender determines is market practice; and (ii) subject to paragraph (b) below, without rounding. (b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by the Company under a Finance Document shall be rounded to two decimal places.

0040772-0000056 EUO3: 2014944768.4 55 24. FEES 24.1 Commitment fee (a) The Company must pay to the Lender a commitment fee at the rate of 0.70 per cent. per annum on the unutilised, uncancelled amount of the Total Commitment. (b) Accrued commitment fee is payable quarterly in arrears. Accrued commitment fee is also payable to the Lender on the date the Total Commitment is cancelled in full. 25. INDEMNITIES AND BREAK COSTS 25.1 Currency indemnity (a) If the Lender receives an amount in respect of the Company’s liability under the Finance Documents or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency (the contractual currency) in which the liability is expressed to be payable under the relevant Finance Document: (i) the Company shall indemnify the Lender against any loss or liability arising out of or as a result of the conversion; (ii) if the amount received by the Lender, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Company shall pay to the Lender an amount in the contractual currency equal to the deficit; and (iii) the Company shall pay to the Lender concerned any exchange costs and taxes payable in connection with any such conversion. (b) The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable. 25.2 Other indemnities (a) The Company must indemnify the Lender against any loss or liability which the Lender incurs as a consequence of: (i) the occurrence of any Event of Default; (ii) Clause 22.11 (Acceleration); (iii) any failure by the Company to pay any amount due under a Finance Document on its due date; (iv) (other than by reason of negligence or default by the Lender) a Credit not being made after a Request has been delivered for that Credit; or (v) a Credit (or part of a Credit) not being prepaid in accordance with this Agreement. The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Credit. (b) The Company must indemnify the Lender against any loss or liability incurred by the Lender as a result of:

0040772-0000056 EUO3: 2014944768.4 56 (i) investigating any event which the Lender reasonably believes to be a Default; or (ii) acting or relying on any notice that the Lender reasonably believes to be genuine, correct and appropriately authorised. 25.3 Break Costs (a) Subject to paragraph (b) below, the Company must pay to the Lender its Break Costs as compensation if any part of a Loan is prepaid. (b) Paragraph (a) above shall apply in respect of a Compounded Rate Loan if an amount is specified as Break Costs in the applicable Compounded Rate Terms. (c) Break Costs are: (i) in respect of any Term Rate Revolving Loan or Term Rate Overdraft, the amount (if any) reasonably determined by the relevant Lender by which: (A) the interest which the Lender would have received for the period from the date of receipt of any part of that Loan in that currency to the last day of the applicable Term for that Loan if the principal received had been paid on the last day of that Term; exceeds (B) the amount which the Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term; or (ii) in respect of any Compounded Rate Loan, any amount specified as such in the applicable Compounded Rate Terms. (d) The Lender must promptly supply to the Company details of the amount of any Break Costs claimed by it under this Clause 25.3. 26. EXPENSES 26.1 Subsequent costs The Company must pay to or reimburse on demand the Lender the amount of all costs and expenses (including documented legal fees) reasonably incurred by it in connection with: (a) the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and (b) any amendment, waiver or consent requested by or on behalf of the Company or specifically allowed by this Agreement. 26.2 Enforcement costs The Company must pay to or reimburse on demand the Lender the amount of all costs and expenses (including documented legal fees) reasonably incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

0040772-0000056 EUO3: 2014944768.4 57 27. AMENDMENTS AND WAIVERS Any term of the Finance Documents may be amended or waived with the agreement of the Company and the Lender. 27.1 Change of currency If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Lender (acting reasonably and after consultation with the Company) determines is necessary to reflect the change. 27.2 Waivers and remedies cumulative The rights of the Lender under the Finance Documents: (a) may be exercised as often as necessary; (b) are cumulative and not exclusive of its rights under the general law; and (c) may be waived only in writing and specifically. Delay in exercising or non-exercise of any right is not a waiver of that right. 27.3 Changes to reference rates (a) Any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate; and (ii) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (A) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (B) implementing market conventions applicable to that Replacement Reference Rate; (C) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (D) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Lender and the Company.

0040772-0000056 EUO3: 2014944768.4 58 (b) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which: (i) relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the date of this Agreement, may be made with the consent of the Company and the Lender. (c) For the purposes of this Clause: Published Rate means: (i) an RFR; or (ii) the Screen Rate for any Quoted Tenor. Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. Replacement Reference Rate means a reference rate which is: (i) formally designated, nominated or recommended as the replacement for a Published Rate by: (A) the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or (B) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (B) above; (ii) in the opinion of the Lender and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or (iii) in the opinion of the Lender and the Company, an appropriate successor to a Published Rate. 28. CHANGES TO THE PARTIES 28.1 Assignments and transfers by the Company The Company may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Lender. 28.2 Assignments and transfers by Lender (a) Subject to paragraph (b) below, Lender (the Existing Lender) may, with the consent of the Company (such consent not to be unreasonably withheld or delayed), at any time assign or

0040772-0000056 EUO3: 2014944768.4 59 transfer (including by way of novation) any of its rights and obligations under this Agreement to another bank or financial institution (the New Lender). (b) No consent shall be required from the Company if: (i) the proposed New Lender is an Affiliate of the Existing Lender; or (ii) if an Event of Default is outstanding on the date of the assignment/transfer. (c) A transfer of obligations will be effective only if either: (i) the obligations are novated in accordance with the following provisions of this Clause 28; or (ii) the New Lender confirms to the Company in form and substance satisfactory to the Lender that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender. (d) Any reference in this Agreement to the Lender includes a New Lender but excludes the Lender if no amount is or may be owed to or by it under this Agreement. 28.3 Procedure for transfer by way of novations (a) In this Subclause: Transfer Date means, for a Transfer Certificate, the Transfer Date specified in that Transfer Certificate. (b) A novation is effected if the Existing Lender and the New Lender duly complete the Transfer Certificate. The New Lender must send a copy of that Transfer Certificate to the Company. (c) The Company irrevocably authorises the Lender to execute any duly completed Transfer Certificate on its behalf. (d) On the Transfer Date: (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and (ii) the Existing Lender will be released from those obligations and cease to have those rights. 28.4 Limitation of responsibility of Existing Lender (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the financial condition of the Company; or (ii) the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of: (A) any Finance Document or any other document;

0040772-0000056 EUO3: 2014944768.4 60 (B) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, or (C) any observance by the Company of its obligations under any Finance Document or other documents, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender that it: (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including, without limitation, the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document. (c) Nothing in any Finance Document requires an Existing Lender to: (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or (ii) support any losses incurred by the New Lender by reason of the non-performance by the Company of its obligations under any Finance Document or otherwise. 28.5 Costs resulting from change of Lender or Facility Office If: (a) the Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to pay a Tax Payment or an Increased Cost, then, unless the assignment, transfer or change is made by the Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or right to be prepaid and/or cancelled by reason of illegality, the Company need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred. 28.6 Security over Lender's rights (a) In addition to the other rights provided to the Lender under this Clause 28 and subject to paragraph (b) below, the Lender may at any time charge, assign or otherwise create Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation: (i) any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

0040772-0000056 EUO3: 2014944768.4 61 (ii) in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall: (A) release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or (B) require any payments to be made by the Company other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. (b) The Lender may proceed pursuant to paragraph (a) above: (i) without consulting with, or obtaining consent from, the Company, if the charge, assignment, or other form of Security Interest over the rights of the Lender is created: (A) in favour of a federal reserve or central bank; or (B) in connection with receipt by the Lender or any of its Affiliates of public aid or other form of state or international subsidy in favour of: I. any government, governmental entity or agency, regulatory agency, international or public institution or other similar entity; or II. any entity or institution appointed for this purpose by any institution specified in paragraph I. by any such person for this purpose; or (ii) with the consent of the Company (such consent not to be unreasonably withheld or delayed) in case other than pursuant to subparagraph (b)(i) above. 29. DISCLOSURE OF INFORMATION (a) The Lender must keep confidential any information supplied to it by or on behalf of the Company in connection with the Finance Documents. However, the Lender is entitled to disclose information: (i) which is publicly available, other than as a result of a breach by the Lender of this Clause 29; (ii) in connection with any legal or arbitration proceedings; (iii) if required to do so under any law or regulation; (iv) to a governmental, banking, taxation or other regulatory authority; (v) to its professional advisers; (vi) to any person to whom or for whose benefit the Lender charges, assigns or otherwise creates Security Interest (or may do so) pursuant to Clause 28.6 (Security over Lender's rights) (vii) to the extent allowed under paragraph (b) below; or (viii) with the agreement of the Company.

0040772-0000056 EUO3: 2014944768.4 62 (b) Lender may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant): (i) a copy of any Finance Document; and (ii) any information that the Lender has acquired under or in connection with any Finance Document. However, before a participant may receive any confidential information, it must agree with the Lender to keep that information confidential on the terms of paragraph (a) above. (c) This Clause 29 supersedes any previous confidentiality undertaking given by the Lender in connection with this Agreement prior to it becoming a Party. 30. SET-OFF (a) Lender may set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Lender may set off in an amount estimated by it in good faith to be the amount of that obligation. (b) The Company agrees to and confirms a Lender's rights of banker's lien and set-off under applicable law and nothing herein shall be deemed a waiver or prohibition of such right. The Lender agrees to exercise such rights only after the Company’s failure to pay following proper demand and to promptly notify the Company after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. 31. SEVERABILITY If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect: (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents. 32. COUNTERPARTS Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

0040772-0000056 EUO3: 2014944768.4 63 33. NOTICES 33.1 Giving of notices All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows: (a) if by letter, when delivered personally or on actual receipt; and (b) if by facsimile, when received in legible form. However, a notice given in accordance with this Clause 33.1 but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. 33.2 Addresses for notices (a) The address and contact information of the Company are: U. S. Steel Košice, s.r.o. Vstupný areál U. S. Steel 04454 Košice, The Slovak Republic Attention: GM Credit and Banking E-mail: mzupcanova@sk.uss.com milanjusko@sk.uss.com and copied to: United States Steel Corporation 600 Grant Street, 61st Floor Pittsburgh, PA 15219 Attention: Treasurer and Chief Risk Officer E-mail: ASJahn@uss.com or such other as the Company may notify to the Lender by not less than five Business Days' notice. (b) The address and facsimile number of the Lender are: ING BANK N.V., pobočka zahraničnej banky Plynárenská 5944/7C 821 09 Bratislava Slovakia Attention: Peter Kover Tel. No.: +421 907 789 180 E-mail: peter.kover@ing.com or such other as the Lender may notify to the other Parties by not less than five Business Days' notice. 34. LANGUAGE (a) Any notice given in connection with a Finance Document must be in English.

0040772-0000056 EUO3: 2014944768.4 64 (b) Any other document provided in connection with a Finance Document must be: (i) in English; or (ii) (unless the Lender otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document. 35. GENERAL TERMS AND CONDITIONS (a) The General Terms and Conditions apply to this Agreement only to the extent to which the General Terms and Conditions do not contravene the terms and conditions of this Agreement. (b) In case there is a discrepancy between the provisions of this Agreement and the General Terms and Conditions, the provisions of this Agreement shall apply. 36. CONTRACTUAL RECOGNITION OF BAIL-IN (a) Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of the other under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (i) any Bail-In Action in relation to any such liability, including (without limitation): (A) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (B) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (C) a cancellation of any such liability; and (ii) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. (b) In this Clause: Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. Bail-In Action means the exercise of any Write-down and Conversion Powers. Bail-In Legislation means: (i) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (ii) in relation to the United Kingdom, the UK Bail-In Legislation; and

0040772-0000056 EUO3: 2014944768.4 65 (iii) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway. EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time. Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers. UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). Write-down and Conversion Powers means: (i) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (ii) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (iii) in relation to any other applicable Bail-In Legislation: (A) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (B) any similar or analogous powers under that Bail-In Legislation. 37. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

0040772-0000056 EUO3: 2014944768.4 66 38. ENFORCEMENT 38.1 Jurisdiction (a) The English courts have jurisdiction to settle any dispute in connection with any Finance Document. (b) References in this Clause 38.1 to a dispute in connection with a Finance Document include any dispute as to the existence, validity or termination of that Finance Document. 38.2 Service of process Without prejudice to any other mode of service, the Company: (a) irrevocably appoints The London Law Agency Limited 69 Southampton Row, London WC1B 4ET, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; (b) agrees to maintain such an agent for service of process in England for so long as any amount is outstanding under this Agreement; (c) agrees that failure by the process agent to notify the Company of the process will not invalidate the proceedings concerned; (d) consents to the service of process relating to any such proceedings by the delivery a copy of the process at its address for the time being applying under Clause 33.2 (Addresses for notices); and (e) agrees that if the appointment of any person mentioned in paragraph (a) of this Clause 38.2 ceases to be effective, the Company shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Lender is entitled to appoint such a person by notice to the Company. 38.3 Forum convenience and enforcement abroad The Company: (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and (b) agrees that a judgement or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction. 38.4 Non-exclusivity Nothing in this Clause 38 limits the right of the Lender to bring proceedings against the Company in connection with any Finance Document: (a) in any other court of competent jurisdiction; or (b) concurrently in more than one jurisdiction.

0040772-0000056 EUO3: 2014944768.4 67 38.5 Waiver of immunity The Company irrevocably and unconditionally:- (a) agrees not to claim any immunity from proceedings brought by the Lender against the Company in relation to a Finance Document and to ensure that no such claim is made on its behalf; (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and (c) waives all rights of immunity in respect of it or its assets. 38.6 Waiver of trial by jury EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT. 38.7 Alternative forms of dispute resolution The Lender in accordance with section 93b of the Slovak Banking Act hereby informs the Company that: (a) if the Lender and the Company enter into an arbitration agreement, any disputes between the Parties arising from or in connection with this Agreement subject to such arbitration agreement may be, in addition to a complaints procedure or court proceedings, resolved in arbitration proceedings pursuant to the Slovak Act No. 244/2002 Coll. on arbitration proceedings; and (b) if the Lender and the Company enter into an agreement to resolve disputes in mediation, any disputes between the Parties arising from or in connection with this Agreement subject to such agreement on mediation may be resolved in mediation pursuant to the Slovak Act No. 420/2004 Coll. on mediation. This Agreement has been entered into on the date stated at the beginning of this Agreement.

0040772-0000056 EUO3: 2014944768.4 68 SCHEDULE 1 CONDITIONS PRECEDENT DOCUMENTS [OMITTED FROM THE AMENDED AND RESTATED FORM OF THIS AGREEMENT]

0040772-0000056 EUO3: 2014944768.4 69 SCHEDULE 2 FORM OF REQUEST - LOANS To: ING Bank, N.V., pobočka zahraničnej banky as the Lender From: [ ] Date: [ ] U. S. Steel Košice, s.r.o. - EUR30,000,000 committed credit facility agreement (the Agreement) 1. We refer to the Agreement. This is a Request. 2. We wish to borrow a Loan on the following terms: (a) Utilisation Date: [ ] (b) Amount/currency: [ ]/ [***] (c) Term: [ ]. 3. Our [payment/delivery]1 instructions are: [ ]. 4. We confirm that each condition precedent under the Agreement that must be satisfied on the date of this Request is so satisfied. 5. This Request is irrevocable. 6. With reference to Clause 20.5 (Slovak banking regulations), we [confirm that no change referred to in Clause 20.5 (Slovak banking regulations) has occurred since [the date of the Agreement/the date of our preceding Request]2/attach the up-to-date list of participants of the Company].3 By: [ ] 1 Delete as applicable. 2 Delete as applicable. 3 Delete as applicable.

0040772-0000056 EUO3: 2014944768.4 70 SCHEDULE 3 FORM OF TRANSFER CERTIFICATE To: U. S. Steel Košice, s.r.o. From: [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender) Date: [ ] U. S. Steel Košice, s.r.o. - EUR30,000,000 committed credit facility agreement (the Agreement) We refer to the Agreement. This is a Transfer Certificate. 1. The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the attached Schedule in accordance with the terms of the Agreement. 2. The proposed Transfer Date is [ ]. 3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule. 4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations in respect of this Transfer Certificate contained in the Agreement. 5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterpart were on a single copy of the Transfer Certificate. 6. This Transfer Certificate is governed by English law.

0040772-0000056 EUO3: 2014944768.4 71 THE SCHEDULE Rights and obligations to be transferred by novation [insert relevant details, including applicable Commitment (or part)] Administrative details of the New Lender [insert details of Facility Office, address for notices and payment details etc.] [EXISTING LENDER] [NEW LENDER] By: By: Accepted: U. S. Steel Košice, s.r.o. By: ________________ By: ________________

0040772-0000056 EUO3: 2014944768.4 72 SCHEDULE 4 COMPOUNDED RATE TERMS CURRENCY: USD. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Break Costs: Any cost or amount which is incurred or suffered by the Lender (as reasonably determined by the Lender) to the extent that it is attributable to a payment by the Company to the Lender of any amount of principal or interest due or which would have become due under the this Agreement prior to the date upon which such amount should have been repaid in accordance with the terms and conditions of this Agreement. Business Day Conventions (definition of "month"): (a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end. (b) If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

0040772-0000056 EUO3: 2014944768.4 73 Central Bank Rate: (a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or (b) if that target is not a single figure, the arithmetic mean of: (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and (ii) the lower bound of that target range. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20% trimmed arithmetic mean (calculated by the Lender) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR was available. Credit Adjustment Spread: 1 Month – 0.11448% 2 Months – 0.18456% 3 Months – 0.26161% If an Interest Period is not 1, 2 or 3 Months (a Standard Duration), the Credit Adjustment Spread shall be the rate for the Interest Period with the next longest Standard Duration. Daily Rate: The "Daily Rate" for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

0040772-0000056 EUO3: 2014944768.4 74 (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero. Lookback Period: Five RFR Banking Days. Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. Reporting Day: The Business Day which follows the day which is the Lookback Period prior to the last day of the Term. RFR: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). RFR Banking Day: Any day other than: (a) a Saturday or Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. Terms Length of Term in absence of selection (paragraph (b) of Clause 13.1 (Selection)): Three months Periods capable of selection as Terms (paragraph (c) of Clause 13.1 (Selection)): One, two or three months

0040772-0000056 EUO3: 2014944768.4 75 SCHEDULE 5 DAILY NON-CUMULATIVE COMPOUNDED RFR RATE The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during a Term for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Lender, taking into account the capabilities of any software used for that purpose) calculated as set out below: (𝑈𝐶𝐶𝐷𝑅𝑖 − 𝑈𝐶𝐶𝐷𝑅𝑖−1) × 𝑑𝑐𝑐 𝑛𝑖 where: "UCCDRi" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i"; "UCCDRi-1" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Term; "dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; "ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Term is the result of the below calculation (without rounding, to the extent reasonably practicable for the Lender, taking into account the capabilities of any software used for that purpose): 𝐴𝐶𝐶𝐷𝑅 × 𝑡𝑛𝑖 𝑑𝑐𝑐 where: "ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day; "tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period; "Cumulation Period" means the period from, and including, the first RFR Banking Day of that Term to, and including, that Cumulated RFR Banking Day; "dcc" has the meaning given to that term above; and the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

0040772-0000056 EUO3: 2014944768.4 76 [ ∏(1 + 𝐷𝑎𝑖𝑙𝑦𝑅𝑎𝑡𝑒i−LP × ni dcc ) d0 i̇=1 − 1 ] × dcc tni where: "d0" means the number of RFR Banking Days in the Cumulation Period; "Cumulation Period" has the meaning given to that term above; "i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period; "DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i"; "ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; "dcc" has the meaning given to that term above; and "tni" has the meaning given to that term above.

0040772-0000056 EUO3: 2014944768.4 77 SCHEDULE 6 CUMULATIVE COMPOUNDED RFR RATE The "Cumulative Compounded RFR Rate" for any Term for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "Annualised Cumulative Compounded Daily Rate" in Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) calculated as set out below: [ ∏(1 + 𝐷𝑎𝑖𝑙𝑦𝑅𝑎𝑡𝑒i−LP × ni dcc ) d0 i̇=1 − 1 ] × dcc d where: "d0" means the number of RFR Banking Days during the Term; "i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Term; "DailyRatei-LP" means for any RFR Banking Day "i" during the Term, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i"; "ni" means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; "dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and "d" means the number of calendar days during that Term. [Original signature page deleted.] END OF AMENDED AND RESTATED AGREEMENT

Lender

ING BANK N.V., POBOČKA ZAHRANIČNEJ BANKY

By: ______________________	By: ______________________
Name: **Marian Tatár**	Name: **Martin Borodovčák**
Title: Country Manager ING Bank N.V., pobočka zahraničnej banky	Title: Head of Clients ING Bank N.V., pobočka zahraničnej banky

USSK ING bilateral facility – 11th supplemental agreement – signature pages